                       [ LOGO ] ANHEUSER-BUSCH COMPANIES

                                                             March 13, 2001

    Dear Shareholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. on Wednesday, April 25, 2001, in Orlando, Florida. Information about the meeting is presented on the following pages.

        In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to shareholder questions.

        Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.

        Thank you for your continued support of Anheuser-Busch. We look forward to seeing you on April 25.

                                        Sincerely,
                                        /S/ AUGUST A. BUSCH III
                                        AUGUST A. BUSCH III
                                        Chairman of the Board and President

                    TABLE OF CONTENTS

Notice of Annual Meeting....................................   1
Questions and Answers About the Annual Meeting and Voting...   2
ITEM 1: ELECTION OF DIRECTORS...............................   6
Stock Ownership.............................................   9
Additional Information Concerning the Board of Directors....  10
ITEM 2: RATIFICATION OF THE 1998 INCENTIVE STOCK PLAN.......  11
ITEM 3: APPROVAL OF AMENDMENT TO THE 1998 INCENTIVE STOCK
  PLAN......................................................  14
ITEM 4: APPROVAL OF INDEPENDENT ACCOUNTANTS.................  14
ITEMS 5-10: SHAREHOLDER PROPOSALS...........................  14
Information Concerning Shareholder Proposals for 2002.......  22
Report of the Audit Committee...............................  22
Report of the Executive Salaries and Stock Option Plans
  Committees................................................  24
Compensation Committee Interlocks and Insider
  Participation.............................................  26
Summary Compensation Table..................................  26
Comparison of Five Year Cumulative Total Return.............  27
Option Grants Table.........................................  28
Option Exercises and Year-End Option Values Table...........  29
Pension Plans Table.........................................  29
Change In Control Arrangements..............................  30
Other Relationships Involving Directors, Officers, or Their
  Associates................................................  30
Section 16(a) Beneficial Ownership Reporting Compliance.....  31
Other Matters...............................................  31
Appendix A--1998 Incentive Stock Plan....................... A-1
Appendix B--Audit Committee Charter......................... B-1

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 25, 2001

    The Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. (the "Company") will be held at Ports of Call at SeaWorld of Florida, 7007 SeaWorld Drive, Orlando, Florida, on Wednesday, April 25, 2001, at 10:00 A.M. local time, for the following purposes:

    1. To elect five directors for a term of three years;

    2. To ratify the 1998 Incentive Stock Plan;

    3. To approve an amendment to the 1998 Incentive Stock Plan;

    4. To approve the employment of PricewaterhouseCoopers LLP, as independent accountants, to audit the books and accounts of the Company for 2001; and

    5. To act upon such other matters, including the shareholder proposals (pages 14-22), as may properly come before the meeting.

    The Board of Directors has fixed the close of business on February 28, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A list of such shareholders will be available during regular business hours at the Company's office, 7007 SeaWorld Drive, Orlando, Florida for the ten days before the meeting, for inspection by any shareholder for any purpose germane to the meeting.

                                    By Order of the Board of Directors,
                                    /S/ JOBETH G. BROWN
                                    JoBeth G. Brown
                                    Vice President and Secretary
                                    Anheuser-Busch Companies, Inc.

March 13, 2001

IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU ARE A SHAREHOLDER OF RECORD AND PLAN TO ATTEND THE MEETING IN PERSON, PLEASE BRING THE ADMISSION TICKET YOU RECEIVED IN YOUR PROXY MAILING WITH YOU TO THE MEETING. IF, HOWEVER, YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING WITH YOU A PROXY OR LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES.

                        ANHEUSER-BUSCH COMPANIES, INC.
                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

-------------------------------------------------------------------------------

Q: WHY DID I RECEIVE THIS PROXY STATEMENT?

A: Because you are a shareholder of Anheuser-Busch Companies, Inc. (the
   "Company") as of the record date and are entitled to vote at the 2001 Annual Meeting of Shareholders (the "Annual Meeting" or the "Meeting"), the Board of Directors is soliciting your proxy to vote at the Meeting.

   This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to shareholders on or about March 13, 2001.

-------------------------------------------------------------------------------

Q: WHAT AM I VOTING ON?

A: You are voting on ten items:
     1. Election of five Group I directors for a term of three years:
          August A. Busch III
          Carlos Fernandez G.
          James R. Jones
          Andrew C. Taylor
          Douglas A. Warner III
     2. Ratification of the 1998 Incentive Stock Plan.
     3. Approval of an amendment to the 1998 Incentive Stock Plan.
     4. Approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001.
     5. Shareholder proposal concerning the exercise price for stock options.
     6. Shareholder proposal concerning the Shareholder Rights Plan.
     7. Shareholder proposal concerning the composition of the Board.
     8. Shareholder proposal concerning the Chairman of the Board.
     9. Shareholder proposal concerning the nomination of directors.
    10. Shareholder proposal concerning genetically modified ingredients.

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Q: WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

A: The Board recommends the following votes:
     1. FOR each of the directors.
     2. FOR ratification of the 1998 Incentive Stock Plan.
     3. FOR approval of the amendment to the 1998 Incentive Stock Plan.
     4. FOR approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001.
     5. AGAINST the shareholder proposal concerning the exercise price for stock options.
     6. AGAINST the shareholder proposal concerning the Shareholder Rights
        Plan.
     7. AGAINST the shareholder proposal concerning the composition of the Board.
     8. AGAINST the shareholder proposal concerning the Chairman of the Board.
     9. AGAINST the shareholder proposal concerning the nomination of directors.
    10. AGAINST the shareholder proposal concerning genetically modified ingredients.

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                                       2

Q: WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not know of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to August A. Busch III, John E. Jacob, and JoBeth G. Brown, as the Proxy Committee, to vote on such matters in their discretion.

-------------------------------------------------------------------------------

Q: WHO IS ENTITLED TO VOTE?

A: Shareholders of record as of the close of business on February 28, 2001 (the
   Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

-------------------------------------------------------------------------------

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND
   AS A BENEFICIAL OWNER?

A: Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

   SHAREHOLDER OF RECORD

   If your shares are registered directly in your name with the Company's transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.

   BENEFICIAL OWNER

   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the shareholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

-------------------------------------------------------------------------------

Q: HOW DO I VOTE?

A: If you are a shareholder of record, there are four ways to vote:
     * by Internet at http://www.eproxy.com/bud/;
     * by toll-free telephone at 1-800-840-1208;
     * by completing and mailing your proxy card; and
     * by written ballot at the Meeting.

   If you vote by Internet or telephone, your vote must be received before 4:00 P.M. Eastern Standard Time on April 24th, the day before the Meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, the Proxy Committee will vote your shares FOR items 1-4 and AGAINST items 5-10.

   If your shares are held in a brokerage account in your broker's name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone, or the Internet, your shares will be voted by your broker or nominee as you have directed.

   We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker to vote at the Meeting.

-------------------------------------------------------------------------------

Q: IS MY VOTE CONFIDENTIAL?

A: Yes. It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a shareholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a shareholder appear on a proxy card or other voting material.

-------------------------------------------------------------------------------

Q: WHO WILL COUNT THE VOTE?

A: Representatives of Mellon Investor Services, the Company's transfer agent, will count the vote and serve as the inspectors of election.

-------------------------------------------------------------------------------

Q: WHAT IS THE QUORUM REQUIREMENT OF THE MEETING?

A: A majority of the outstanding shares determined on February 28, 2001, represented in person or by proxy at the Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On February 28, 2001, there were 897,922,313 shares outstanding.

-------------------------------------------------------------------------------

Q: WHAT ARE BROKER NON-VOTES?

A: Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. If that happens, the nominees may vote those shares only on matters deemed "routine" by the New York Stock Exchange. On non-routine matters nominees cannot vote without instructions from the beneficial owner, resulting in a so-called "broker non-vote." Broker non-votes have no effect on the outcome of any of the matters specified in the Notice of Annual Meeting.

-------------------------------------------------------------------------------

Q: WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A: In the election of directors, the five persons receiving the highest number of "FOR" votes will be elected. All other proposals require the approving vote of at least a majority of the votes cast.

-------------------------------------------------------------------------------

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder services, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services, at 1-888-213-0964.

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                                       4

Q: CAN I CHANGE MY VOTE?

A: Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
     * entering a new vote by Internet or telephone;
     * returning a later-dated proxy card;
     * sending written notice of revocation to the Vice President and
       Secretary;
     * completing a written ballot at the Meeting.

-------------------------------------------------------------------------------

Q: HOW WILL MY DIVIDEND REINVESTMENT SHARES BE VOTED?

A: Shares of common stock held by participants in the Company's dividend reinvestment plan have been added to the participants' other holdings on their proxy cards.

-------------------------------------------------------------------------------

Q: WHO CAN ATTEND THE ANNUAL MEETING?

A: All Anheuser-Busch shareholders as of the close of business on February 28, 2001, may attend.

-------------------------------------------------------------------------------

Q: WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A: If you are a shareholder of record or a participant in the Anheuser-Busch
   Deferred Income Stock Purchase and Savings Plan, your admission card is attached to your proxy card or voting instruction form. You will need to bring the admission card with you to the Meeting.

   If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Meeting. We can use that to verify your ownership of our Common Stock and admit you to the Meeting; however, you will not be able to vote your shares at the Meeting without a legal proxy.

-------------------------------------------------------------------------------

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We plan to announce preliminary voting results at the Meeting and publish final results in our quarterly report on SEC Form 10-Q for the first quarter of 2001.

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                                       5

               INFORMATION CONCERNING THE ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

    The Board of Directors of the Company is divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group I expires with this Annual Meeting. The terms of directors of Group II and Group III expire with the Annual Meetings in 2002 and 2003, respectively.

    The following information is submitted respecting the nominees for election and the other directors of the Company:

     NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2004 (GROUP I
                                    DIRECTORS):

                        AUGUST A. BUSCH III
                         Mr. Busch, 63, has been a director since 1963. He is
                         Chairman of the Board and President of the Company. He has
BUSCH [PHOTO]            been President since 1974, Chief Executive Officer since
                         1975, and Chairman since 1977. He is also a director of
                         Emerson Electric Co. and SBC Communications, Inc.

                        CARLOS FERNANDEZ G.
                         Mr. Fernandez, 34, has been a director since 1996. He is
                         Vice Chairman of the Board of Directors and Chief Executive
FERNANDEZ [PHOTO]        Officer of Grupo Modelo, S.A. de C.V., a Mexican company
                         engaged in brewing and related operations, which positions he has held since 1994 and 1997, respectively. During the
                         last five years he has also served and continues to serve
                         in key positions of the major production subsidiaries of
                         Grupo Modelo, including Executive Vice President since 1994 and Chief Operating Officer since 1992.

                        JAMES R. JONES
                         Ambassador Jones, 61, has been a director since 1998. He
                         has been Senior Counsel to the law firm of Manatt, Phelps &
JONES [PHOTO]            Phillips since 1998. He was President - Warnaco
                         International, an apparel company, from 1997-1998. He was
                         the U.S. Ambassador to Mexico from 1993-1997. He is also a director of Kansas City Southern Industries, Inc. and
                         Keyspan Energy.

                        ANDREW C. TAYLOR
                         Mr. Taylor, 53, has been a director since 1995. He has been
                         President and Chief Executive Officer of Enterprise
TAYLOR [PHOTO]           Rent-A-Car Company, a national car rental company, since
                         1991. He is also a director of Commerce Bancshares, Inc.

                        DOUGLAS A. WARNER III
                         Mr. Warner, 54, has been a director since 1992. He has been
                         Chairman of the Board of J. P. Morgan Chase & Co., an
WARNER [PHOTO]           international commercial and investment banking firm, since
                         January 2001. He was Chairman of the Board, President, and
                         Chief Executive Officer of J. P. Morgan & Co. Incorporated
                         from 1995-2000. He is also a director of General Electric
                         Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE FIVE NOMINEES.

          DIRECTORS WHOSE TERM CONTINUES UNTIL 2002 (GROUP II DIRECTORS):

                        JOHN E. JACOB
                         Mr. Jacob, 66, has been a director since 1990. He has been
                         Executive Vice President and Chief Communications Officer
JACOB [PHOTO]            of the Company since 1994. He is also a director of
                         Coca-Cola Enterprises, Inc. and LTV Corporation.

                        CHARLES F. KNIGHT
                         Mr. Knight, 65, has been a director since 1987. He has been
                         Chairman of the Board of Emerson Electric Co., a
KNIGHT [PHOTO]           manufacturer of electrical and electronic equipment since
                         1974. He also served as Chief Executive Officer of Emerson
                         Electric from 1974-October 2000 and as President from
                         1995-1997. He is also a director of BP Amoco p.l.c.,
                         International Business Machines Corporation, Morgan Stanley
                         Dean Witter & Co., and SBC Communications, Inc.

                        JAMES B. ORTHWEIN
ORTHWEIN [PHOTO]         Mr. Orthwein, 76, has been a director since 1963. He has
                         been a partner of Precise Capital, L.P., a private
                         investment partnership, since 1983.

                        JOYCE M. ROCHE
                         Ms. Roche, 53, has been a director since 1998. She has been
                         President and Chief Executive Officer of Girls
ROCHE [PHOTO]            Incorporated, a national nonprofit research, education, and advocacy organization, since September 2000. She was an
                         independent management consultant from 1999 to August 2000,
                         President and Chief Operating Officer of Carson, Inc., a
                         personal care products company, from 1996-1998, and
                         Executive Vice President of Carson, Inc. from 1995-1996.
                         She is also a director of SBC Communications, Inc. and
                         Tupperware Corporation.

                        PATRICK T. STOKES
                         Mr. Stokes, 58, has been a director since April 2000. He
                         has been Senior Executive Vice President of the Company
STOKES [PHOTO]           since July 2000. He is also Chief Executive Officer and
                         President of Anheuser-Busch, Incorporated and Chairman of
                         the Board of Anheuser-Busch International, Inc. and has
                         served in such capacities since July 2000 and 1999,
                         respectively. He served as Vice President and Group
                         Executive of the Company from 1984-July 2000. He is also a director of U.S. Bancorp.

          DIRECTORS WHOSE TERM CONTINUES UNTIL 2003 (GROUP III DIRECTORS):

                        BERNARD A. EDISON
                         Mr. Edison, 72, has been a director since 1985. He was
                         President of Edison Brothers Stores, Inc., a group of
EDISON [PHOTO]           retail specialty stores, from 1968 until his retirement in
                         1987.

                        VERNON R. LOUCKS, JR.
                         Mr. Loucks, 66, has been a director since 1988. He has been
                         Chairman of the Board of InLight, Inc., a developer of
LOUCKS [PHOTO]           interactive multi-media patient education and health
                         information systems, since 2000. He was Chairman of the
                         Board of Baxter International Inc., a manufacturer of
                         health care products, specialty chemicals, and instru-
                         ments from 1987-1999 and was Chief Executive Officer of
                         Baxter International from 1987-1998. He is also a director of Affymetrix, Inc., GeneSoft, Inc., Emerson Electric Co.,
                         and The Quaker Oats Company.

                        VILMA S. MARTINEZ
                         Ms. Martinez, 57, has been a director since 1983. She has
                         been a partner in the law firm of Munger, Tolles & Olson
MARTINEZ [PHOTO]         since 1982. She is also a director of Burlington Northern
                         Santa Fe Corporation, Fluor Corporation, Sanwa Bank
                         California, and Shell Oil Company.

                        WILLIAM PORTER PAYNE
                         Mr. Payne, 53, has been a director since 1997. He has been a partner of Gleacher & Co., an investment banking and
PAYNE [PHOTO]            asset management firm, since 2000. He was Vice Chairman of
                         Premiere Technologies, Inc., an enhanced communications
                         provider, from 1998-2000. He was Vice Chairman of
                         NationsBank Corporation from 1997-1998. He was President
                         and Chief Executive Officer of the Atlanta Committee for
                         the Olympic Games from 1991 to 1997. Mr. Payne is also a
                         director of Cousins Properties, Inc., Jefferson-Pilot
                         Corporation, and PTEK Holdings, Inc.

                        EDWARD E. WHITACRE, JR.
                         Mr. Whitacre, 59, has been a director since 1988. He has
                         been Chairman of the Board and Chief Executive Officer of
WHITACRE [PHOTO]         SBC Communications, Inc., a diversified telecommuni-
                         cations company since 1990. He is also a director of
                         Burlington Northern Santa Fe Corporation, Emerson Electric
                         Co., and The May Department Stores Company.

STOCK OWNERSHIP

    The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock.

    The following table shows the number of shares of the Company's common stock and the share units and share equivalents with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors, nominees, and executive officers as a group as of the most recent practicable date. The number of shares shown for each individual represents less than 1% of the common stock outstanding. The number of shares shown for all directors, nominees, and executive officers as a group represents 2.2% of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                               NUMBER OF                SHARE UNITS
                                                               SHARES OF                 AND SHARE
                                                              COMMON STOCK              EQUIVALENTS
      NAME                                                 BENEFICIALLY OWNED               (1)
      ----                                                 ------------------           -----------
W. Randolph Baker........................................      1,089,623(2)                3,091
August A. Busch III......................................      7,142,551(3)               16,001
Bernard A. Edison........................................              0(4)               52,622
Carlos Fernandez G.......................................          7,534(5)                   --
John E. Jacob............................................        599,988(6)               14,544
James R. Jones...........................................          2,337(5)(7)                --
Charles F. Knight........................................         33,334(5)               66,702
Stephen K. Lambright.....................................        893,573(8)                3,730
Vernon R. Loucks, Jr.....................................          5,334(5)                4,053
Vilma S. Martinez........................................          1,883(5)               17,607
James B. Orthwein........................................      3,208,150(5)(9)                --
William Porter Payne.....................................          3,235(5)                1,666
Joyce M. Roche...........................................          2,590(5)                  590
Patrick T. Stokes........................................      2,362,649(10)               8,391
Andrew C. Taylor.........................................         35,996(5)                1,595
Douglas A. Warner III....................................          5,334(5)                2,481
Edward E. Whitacre, Jr...................................          5,334(5)               12,915
All directors, nominees, and executive officers as a
  group (28 persons).....................................     20,156,598(11)

-------
 (1) Includes share unit balances in the Company's deferred compensation plan for non-employee directors and share equivalent balances held by executives in the Company's 401(k) Restoration Plan. Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of the Company's common stock. The share units and share equivalents do not have voting rights.

 (2) The number of shares includes 816,750 shares that are subject to currently exercisable stock options, of which 105,160 are held in a family partnership.

 (3) The number of shares includes 2,209,504 shares that are subject to currently exercisable stock options, of which 730,160 are held in trusts for the benefit of children of Mr. Busch. Of the shares shown, Mr. Busch has shared voting and shared investment power as to 1,059,836 shares and 2,048,064 shares are held in trusts of which Mr. Busch is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 237,971 shares beneficially owned by members of Mr. Busch's immediate family are not included.

 (4) Following the acquisition in 1989 by Edison Brothers Stores, Inc. of an indirect interest in a retail liquor license, Mr. Edison sold all shares of Company common stock owned by him to avoid any possible conflicts with state alcoholic beverage control laws. Because he is unable to own the Company's common stock, he receives stock appreciation rights ("SARs") payable in cash in lieu of director stock options. He has 1,334 currently exercisable SARs.

 (5) The number of shares includes 1,334 shares that are subject to currently exercisable stock options.

 (6) The number of shares includes 500,002 shares that are subject to currently exercisable stock options, of which 120,000 are held in a trust for the benefit of the child of Mr. Jacob.

 (7) Mr. Jones has shared voting and shared investment power with respect to 1,000 of these shares.

 (8) The number of shares includes 723,506 shares that are subject to currently exercisable stock options. 22,600 shares owned by members of Mr. Lambright's immediate family are not included.

 (9) Of the shares shown, Mr. Orthwein has shared voting and shared investment power as to 662,672 shares.
                                       9


(10) The number of shares includes 1,545,136 shares that are subject to currently exercisable stock options, of which 690,024 are held in a family partnership, and 382,664 shares that are held in a family partnership for which Mr. Stokes has shared voting and shared investment power.

(11) The number of shares stated includes 9,960,326 shares that are subject to currently exercisable stock options or stock options that become exercisable within 60 days and 2,048,064 shares that are referred to in
     Note 3. The directors, nominees, and executive officers as a group have sole voting and sole investment power as to 5,770,210 shares and shared voting and shared investment power as to 2,377,998 shares. 260,571 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

                  ADDITIONAL INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS OF THE COMPANY

    During 2000 the Board of Directors held 9 meetings. No current director who served during 2000 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board on which he or she served. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

    Each director who is not an employee of the Company is paid an annual retainer of $45,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $1,400 for each Board of Directors meeting attended or dispensed with and a fee of $1,200 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairmen of the Audit, Conflict of Interest, Executive Salaries, Finance, and Pension Committees. The Chairmen of the Nominating and Shareholder Meetings Committees are each paid an annual fee of $3,000. The Company pays the travel and accommodation expenses of directors and (when requested by the Company) their spouses to attend meetings and other corporate functions, along with any taxes related to such payments. The Company also provides each non-employee director group term life insurance coverage of $50,000.

    Non-employee directors receive an annual grant of options to purchase 5,000 shares of the Company's common stock. Directors who are unable to own the Company's common stock due to possible conflicts with state alcoholic beverage control laws receive 5,000 stock appreciation rights ("SARs") payable in cash in lieu of stock options. The exercise price of these options and SARs is equal to the fair market value of the Company's common stock on the date of grant. The options and SARs become exercisable over three years and expire ten years after grant.

    Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors' fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director's election, such payments may be made either in a lump sum or over a period not to exceed ten years.

    Information concerning certain standing committees of the Board of Directors is set out below:

NOMINATING COMMITTEE

    The functions of the Nominating Committee are to recommend to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each Annual Meeting of the Company and to recommend to the Board persons to fill vacancies on the Board of Directors. The Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the Company the names of such nominees, together with their qualifications for service as a director of the Company. During 2000 the committee held one meeting. The members of the Nominating Committee, all of whom are non-employee directors, are Mr. Whitacre (Chair), Mr. Knight, Mr. Loucks, and Mr. Orthwein.

EXECUTIVE SALARIES COMMITTEE

    The function of the Executive Salaries Committee is to consider and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of the Company and to other officers and upper-management employees of the Company and its subsidiaries. During 2000 the

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Committee held three meetings. The Committee's report on 2000 executive compensation is on pages 24-26. The members of the Executive Salaries Committee, all of whom are non-employee directors, are Mr. Edison (Chair), Mr. Loucks, Ms. Martinez, and Mr. Payne.

AUDIT COMMITTEE

    The functions and membership of the Audit Committee are described under "Report of the Audit Committee" on pages 22-23. All of the members of the Audit Committee are independent as defined by the New York Stock Exchange's listing standards.

                           ------------------------

                 RATIFICATION OF THE 1998 INCENTIVE STOCK PLAN
                            (ITEM 2 ON PROXY CARD)

    The second item to be acted upon at the Annual Meeting is a proposal to ratify the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan (the "Plan"), a copy of which is included as Appendix A to this Proxy Statement.

REASONS FOR SEEKING RATIFICATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the ability of the Company to fully deduct compensation paid to those officers named in the Summary Compensation Table of the Company's proxy statement each year. Those limitations generally do not apply to performance-based compensation. The Plan was adopted and approved by the Company's Board of Directors and shareholders in 1998. In order to qualify stock options and certain other awards under the Plan as performance-based, the shareholders of the Company must ratify the Plan no less often than every five years. The sole purpose of ratification is, therefore, to secure for the Company certain tax deductions; outstanding awards under the Plan are not conditioned upon, and will not be affected by, ratification.

SUMMARY DESCRIPTION OF THE PLAN

    The Plan authorizes the grant of several types of stock-based awards, including incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), and limited stock appreciation rights ("Limited Rights"). ISOs and NQSOs are both stock options, allowing the recipient to purchase a fixed number of shares of stock for a fixed price; ISOs enable the recipient to enjoy a special tax treatment upon exercise which is not available to holders of NQSOs. An SAR is the right to receive stock, cash, or other property equal in value to the difference between the base price of the SAR and the market price of the Company's stock on the exercise date. Limited Rights are a special kind of cash-only SARs which are exercisable only for a limited time after the occurrence of certain events relating to a change in control of the Company.

    Approximately 2,500 officers and management employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the Plan. Non-employee directors are ineligible for awards.

    The Plan is administered by the Stock Option Plans Committee (the "Committee") which consists entirely of directors who are not employees of the Company. Within the limits of the Plan, the Committee determines when and to whom awards are granted, the types of award granted, the number of shares subject to each award, the award's exercise or base price (as applicable) and duration, when awards become exercisable, non-forfeitable, or otherwise vested, and other terms and conditions which the Committee deems appropriate.

    The Plan presently authorizes the issuance of 42 million shares of the Company's common stock pursuant to awards; of that, only 11,489,468 shares presently are available for new awards. If item 3 is approved at the Annual Meeting, the number of shares available for new awards will increase to 41,489,468. The Plan does not permit the Company to make awards relating to more than 1.5 million shares to any one person in any calendar year. Appropriate adjustments in these share limits and in the terms of outstanding awards are required for stock splits and similar events. The authority to make new award grants under the Plan will expire on April 21, 2008.

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    The terms of awards cannot exceed ten years. The option price of options and the base price of SARs and Limited Rights cannot be less than 100% of the market value of the Company's stock on the grant date, except in certain limited instances such as an adjustment for a stock split or the Company's assumption of options granted by another corporation which is acquired by the Company. The Committee is not permitted to grant options or SARs in exchange for so-called "underwater" options or SARs (which have an option or base price higher than the then-current market value of the Company's stock), nor is it permitted to grant any options or SARs with a so-called "reload" feature (under which new awards are granted automatically upon exercise of outstanding ones). Optionees may pay the option price in cash or Company stock, including (if permitted by the Committee) shares otherwise issuable in connection with the exercise. The Committee has authority to permit withholding taxes related to exercises or vesting to be paid with stock; the Committee currently permits required withholding taxes related to NQSO exercises to be paid with stock otherwise issuable in connection with the exercise. The Committee may accelerate vesting of awards at any time in its discretion. The Plan provides for automatic vesting of awards upon the occurrence of certain takeover events relating to the Company. In the Committee's discretion, award agreements may provide that awards are forfeited if the recipient takes any action prohibited by the award agreement, or if certain events occur or fail to occur.

    The Committee has developed certain policies for options under the Plan which it intends to continue. These policies, which the Committee may alter over the life of the Plan, implement and supplement the Plan's provisions. Options are granted with ten-year terms, which can be shortened if the optionee's employment terminates or certain other events occur. Options normally vest in equal installments on the first three anniversaries of the grant date. Options vest sooner if the optionee dies, retires, or becomes disabled. Although options generally are not transferable, the Committee has permitted a limited number of options granted to executive officers to be transferred to certain family members or family trusts (primarily for estate planning purposes); when required for tax reasons, the Committee has permitted a limited portion of such options to vest upon transfer. Options are forfeited if the optionee voluntarily terminates his or her employment during the first two years after grant, is dismissed from employment at any time, or engages in certain conduct which is in competition with or otherwise detrimental to the Company.

    The Plan may be amended by the Board of Directors at any time. Certain amendments which increase the number of authorized shares, increase the maximum number of shares which may be awarded to any person in any calendar year, or change the class of eligible employees, must be approved by the Company's shareholders.

    The closing price of Company stock on February 28, 2001, as reported on the New York Stock Exchange (composite transactions), was $43.70 per share.

PURPOSES OF THE PLAN

    The Board of Directors believes that the Company's long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's interests, and that stock awards are an important part of the Company's incentive compensation of its officers and other management employees. Stock based awards align management's interests directly with those of the shareholders, since the awards have value only to the extent the market price of the Company's stock increases.

AWARDS GRANTED UNDER THE PLAN

    As of February 28, 2001, 30,287,700 stock options were outstanding under the Plan. No other types of awards have been granted under the Plan. Information regarding options granted in 2000 to certain executive officers of the Company under the Plan is set forth in the table captioned "Option Grants in 2000" on page 28, and information regarding older options is set forth in the table captioned "Aggregated Option Exercises in 2000 and 2000 Year-End Option Values" on page 29. The Company is not able to predict the amounts, types, or recipients of future grants.

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FEDERAL INCOME TAX CONSIDERATIONS

    ISOS

    An optionee does not recognize taxable income and the Company is not entitled to a deduction on the grant or exercise of ISOs.

    If an optionee holds the shares acquired ("ISO Shares") for at least one year from the exercise date and two years from the grant date (the "Required Holding Periods"), the optionee's gain or loss upon a sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the optionee's basis in the ISO Shares. The Company will not be entitled to a deduction.

    If an optionee disposes of the ISO Shares without satisfying the Required Holding Periods, the "disqualifying disposition" will give rise to ordinary income equal to the excess of the fair market value of the ISO Shares on the exercise date (or generally, the sale price, if less) over the optionee's basis in the ISO Shares. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

    An optionee does recognize income for alternative minimum tax ("AMT") purposes upon exercise of ISOs; that amount is also included in the optionee's AMT basis in the ISO Shares. AMT gain or loss is equal to the excess of the amount realized less the optionee's AMT basis. Income from a disqualifying disposition generally is not income for AMT purposes.

    NQSOs, SARs, AND LIMITED RIGHTS

    An optionee does not recognize taxable income on the grant of NQSOs or SARs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received exceeds the option price. The amount of income in the case of an SAR exercise is the amount of cash received plus the fair market value of any shares received.

    The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the optionee from the exercise of NQSOs or SARs.

    NQSOs which are transferred by gift continue to be taxed to the optionee in the manner described above.

    The discussion with respect to SARs above also applies to Limited Rights.

    PARACHUTE PAYMENTS

    The Plan provides for accelerated vesting of all unvested awards upon a change in ownership or control of the Company, which may cause certain amounts to be characterized as "parachute payments." An employee generally is deemed to have received a parachute payment in the amount of compensation that is contingent upon an ownership change if such compensation exceeds, in the aggregate, three times the employee's base amount, which is generally the employee's average annual compensation for the five preceding years. An employee's "excess parachute payment" is the excess of the employee's total parachute payments over such base amount. An employee will be subject to a 20% excise tax on, and the Company will be denied a deduction for, any "excess parachute payment."

    $1,000,000 DEDUCTION LIMIT

    The Company is not allowed a deduction for compensation paid to certain executive officers in excess of $1,000,000 each in any taxable year, except to the extent such excess constitutes performance-based compensation. Compensation from awards under the Plan will constitute performance-based compensation if the Plan is ratified by the Company's shareholders and if its proposed amendment (see item 3) also is approved.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 2.

                           ------------------------

           APPROVAL OF AN AMENDMENT TO THE 1998 INCENTIVE STOCK PLAN
                            (ITEM 3 ON PROXY CARD)

    The third item to be acted upon at the Annual Meeting is a proposal to approve an amendment to the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan (the "Plan"). A description of the Plan appears above, beginning on page 11 of this booklet, and a copy of the Plan appears as Appendix A. The Board of Directors has approved, and is seeking shareholder approval of, an increase of 30,000,000 shares which may be issued pursuant to awards under the Plan.

REASONS FOR SEEKING APPROVAL OF THE AMENDMENT

    Of the 42 million shares originally authorized under the Plan, only 11,489,468 shares currently remain available for new grants. Grants are made as inducements to retain certain officers and management employees. The Plan is an effective way to attract, retain and motivate individuals who are important to the Company's continued success. The ability to make stock awards is an important part of the compensation the Company offers; it aligns management's interests directly with those of the shareholders, as the value of the awards under the Plan is directly linked to the market price of the Company's stock. The additional shares would allow long-term stock incentive awards to continue to be made as the Board's Stock Option Plans Committee believes is necessary or appropriate.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 3.

                           ------------------------

                      APPROVAL OF INDEPENDENT ACCOUNTANTS
                            (ITEM 4 ON PROXY CARD)

    Action will be taken with respect to the approval of independent accountants for the Company for the year 2001. The Board of Directors has, subject to such approval, selected PricewaterhouseCoopers LLP.

    A representative of PricewaterhouseCoopers LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4, WHICH APPROVES THE EMPLOYMENT OF PRICEWATERHOUSECOOPERS LLP.

                             SHAREHOLDER PROPOSALS

    Proponents of six shareholder proposals have stated that they intend to present the following proposals at the Annual Meeting. The proposals and supporting statements are quoted below. THE BOARD HAS CONCLUDED IT DOES NOT SUPPORT THESE PROPOSALS FOR THE REASONS GIVEN AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST ALL SIX PROPOSALS.

                           ------------------------

     SHAREHOLDER PROPOSAL CONCERNING THE EXERCISE PRICE FOR STOCK OPTIONS
                            (ITEM 5 ON PROXY CARD)

    Stephen C. Spillane, 90 Vesey Street, Brockton, MA 02301, beneficial owner of 532 shares of common stock of the Company, has submitted the following proposal:

    "PROPOSAL: That shareholders urge that, for the twenty highest paid employees of Anheuser-Busch Companies, Inc. no future option plans be adopted, or existing option plans be amended, to allow options to be issued for exercise prices below those of any options that were outstanding at any time during the year immediately preceding the grants of the new options."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Stock options are granted to tie executive compensation with company performance and align shareholder interests with those of senior management. However, if there are no consequences for poor performance, the options do not serve this purpose.

    "Popular outcry against repricing has become more frequent. Consider the following:

        'Many companies are willing to move the threshold at which stock options can be exercised, but typically they engage in the heads-I-win, tails-I-win strategy of repricing stock options downward, not upward, thereby making it easier to reach a point where the options become valuable.'
        -The New York Times

        'At the very least, every proposal to reprice existing options should be put to a shareholder vote. No less important, repricing for top execs make no sense under any conditions. Stock options are long-term incentives that should not be used to reward a management that fails to produce results.'
        -John Byrne, Business Week

    "This proposal is, however, limited to the top rank of management. We understand that options can play an important role in retaining qualified employees, and there may be occasions where repricing options for mid-level employees is a defensible decision. However, for top management--who can be assumed to have more direct responsibility for the direction of the company and for its success or failure--we believe repricing should never be allowed. Executives need to be held accountable for poor performance, and certainly not rewarded for it.

    "For the above reasons we urge you to vote FOR this proposal."

                           ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    Virtually identical proposals were defeated by shareholders at the past two Annual Meetings of Shareholders.

    The Company agrees with the shareholder proponent that option repricing, which occurs when companies adjust outstanding stock options to lower the exercise price, is inappropriate. Indeed, the Company's stock option plan, which shareholders are being asked to ratify at this Annual Meeting, specifically prohibits repricing.

    The Company's option plans require that options be granted with an exercise price no less than the market price on the date of grant. This means that the employees who receive options are able, after vesting requirements (usually over a period of three years) have been met, to purchase the Company's stock during the term of the option, at the price for which the stock could be purchased by the public on the date of grant. Since the Company's plans do not allow the purchase price to be lowered after grant, the option will have value to the employee recipient only if the price of the stock goes up.

    Although option repricing is the central theme of the proponent's supporting statement, the proposal itself relates to the ability of the Company to grant options at the current market price. The proponent seeks an arbitrary restriction on option grants to senior executives by providing that the exercise price for such grants be no lower than the highest market price of the Company's stock on the date any option was granted during a prior period of up to ten years (since the Company's options are granted with a ten-year term.) This restriction would be complicated to administer, provide no increased benefit to shareholders, and make the option plan less effective in providing long-term incentive compensation for senior executives.

    The Board believes the interests of the Company and its shareholders are best served by continuation of the stock option program as approved by the Company's shareholders.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5.

                           ------------------------

            SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER RIGHTS PLAN
                            (ITEM 6 ON PROXY CARD)

    James M. O'Brien, 40 Magnolia Avenue, Brockton, MA 02301, beneficial owner of 2,555 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That the Shareholders of Anheuser-Busch Companies, Inc. urge the board of directors to redeem any shareholder rights plan unless the plan is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as possible; and that this policy apply to rights plans which currently exist, and to those that may be considered in the future."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: At any time, Anheuser-Busch's board may adopt a shareholder rights plan commonly known as a 'poison pill.' Shareholders are concerned that rights plans can serve to insulate boards and management from shareholder interests.

    "Generally, we believe 'pills' depress a company's stock price and serve to insulate management. As a December 19, 1996 New York Times article notes poison pills are not serving their original intention of protecting all shareholders:

        But if the board has the power to suspend the pill for some bidders and not for others, it can then allow a friendly bidder to make a coercive offer while preventing a better offer from another suitor. That's not the way pills are supposed to work.

    "For these reasons, we believe that unilateral adoption of this poison pill plan by the Board detracts from our Company's broader relationship with its shareholders and harms shareholder value. Therefore, we urge a vote FOR the resolution."

                           ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    Virtually identical proposals have been submitted in each of the last two years. The proposal was defeated at the 1999 Annual Meeting. While the proposal received 50.8% of the votes cast at the 2000 Annual Meeting, those votes represented only 38.1% of the outstanding shares.

    The Board of Directors has adopted a policy requiring a biennial review of the Rights Plan by a committee of independent directors consisting of James R. Jones, Vilma S. Martinez and Andrew C. Taylor. That committee has recently completed its initial review of the Plan and concluded that the Rights Plan protects shareholder value. The committee presented a report to the Board of Directors concerning the Rights Plan and recommended that the Board of Directors maintain the Rights Plan. The Board of Directors agrees with and has accepted the recommendation of the committee.

    The Board believes that the Rights Plan protects the Company's shareholders against unsolicited attempts to gain control of the Company that do not provide fair value to all shareholders. These include partial or two-tier bids that fail to treat all shareholders equally, a creeping acquisition of the Company through open market stock purchases, and other acquisition tactics that the Board believes are unfair to the Company's shareholders and are not in their best interests.

    A major function of the Rights Plan is to give the Board a greater period of time within which it can properly evaluate an acquisition offer. A second major function of the Rights Plan is to induce a bidder for the Company to negotiate with the Board and thus strengthen the Board's bargaining position with such bidder. The Plan thus enables the Board, as the elected representative of the shareholders, to better protect and further the interests of the Company's shareholders in the event of an acquisition proposal. The Board gains the opportunity and additional time to determine if an offer maximizes shareholder value, and if the offer does not do so, to reject the offer or to seek an alternative that meets this standard.

    The Board's fiduciary duty to the shareholders dictates that it evaluate the merits of each and every acquisition proposal presented to the Board and seek to ensure that any proposed business combination or acquisition maximizes shareholder value. The Plan will not prevent any takeover proposal that the Board determines is in the best interests of the Company's shareholders.

    The Board believes that the adoption of a Rights Plan is appropriately within the scope of responsibilities of the Board of Directors, acting in accordance with its duties to the shareholders. Redeeming the rights would remove an important tool that the Board should have for the protection of shareholders. The Board therefore believes that any decision to redeem the rights should be made in the context of a specific acquisition proposal.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6.

                           ------------------------

         SHAREHOLDER PROPOSAL CONCERNING THE COMPOSITION OF THE BOARD
                            (ITEM 7 ON PROXY CARD)

    John M. Shea, 64 "L" Street, South Boston, MA 02127, beneficial owner of 1,856 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: The shareholders urge that the board of directors adopt a policy that no board members shall serve if he or she is not an independent director. For these purposes, the board should adopt the following definition of independence to mean a director who:

    * Is not employed by the Company or an affiliate in an executive capacity;

    * Is not a member of a corporation or firm that is one of the Company's paid advisors or consultants;

    * Is not employed by a significant customer or supplier to the Company;

    * Has no personal services contract with the Company or any affiliates;

    * Is not part of an interlocking directorate in which the CEO or any other executive officer of the Company serves on the board of another corporation that employes [sic] the director;

    * And does not have any personal, financial, and/or professional relationships with the CEO or other executive officer that would interfere with the exercise of independent judgement by such director."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: The purpose of this proposal is to incorporate a standard of independence that will permit objective decision making on compensation and other issues at Anheuser-Busch.

    "The current board includes many individuals who do not meet this standard of independence. The section of the Company's proxy statement entitled 'Other Transactions Involving Directors, Officers, or Their Associates' detail the web of relationships. These include:

    * Carlos Fernandez serves as the Vice Chairman of the Board of Directors and CEO of Grupo Modelo. Anheuser-Busch holds over 50% direct and indirect interest in Diblo, the operating subsidiary of Grupo Moselo [sic]. Mr. Fernandez serves on the Anheuser-Busch board as a representative of the controlling shareholders of Grupo Modelo.

    * Charles F. Knight's son, Steven Knight, is the majority owner of City Beverage, L.L.C. City Beverage purchased $15,584.851 [sic] of products from Anheuser-Busch Inc. (ABI) during 1999.

    * James B. Orthwein's sons, Percy Orthwein, and James Orthwein, Jr., serve as Chairman of the Board and President & General Manager respectively of Double Eagle Distribution. Double Eagle Distribution purchased $38,339,182 of products from ABI in 1999.

    * Douglas A. Warner III, is an executive officer of J.P. Morgan & Co., Inc. ('Morgan'). Morgan and its subsidiaries have provided investment banking and related financial services to the Company during 1999 and are expected to provide similar services to the Company during 2000.

    "For the above reasons, we urge a vote FOR this resolution."

                           ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    Virtually identical proposals were defeated by shareholders at the past two Annual Meetings of Shareholders.

    The Company recognizes the importance of having independent, non-employee directors. For this reason, only three of the current 15 directors are members of management. Furthermore, the Executive Salaries Committee, the Stock Option Plans Committee, the Audit Committee, and the Nominating Committee are composed solely of non-employee directors.

    This shareholder proposal, however, asks that ALL directors be "independent." This extreme and unreasonable requirement would not be in the best interests of the Company's shareholders. It would, for example, render ineligible for Board service the Company's Chief Executive Officer, who is the person most knowledgeable about the Company. The Company is aware of no recognized corporate governance guidelines that advocate such an extreme position.

    The Board of Directors and the Nominating Committee are committed to an extremely high quality and diverse membership of the Board. Our Board consists of a highly effective combination of individuals with a variety of Company knowledge, business acumen, professional expertise, personal experience, historical perspective, and independent judgment. Limiting director candidates as narrowly as described in this proposal would severely limit the shareholders' ability to elect the most qualified individuals to the Board and, we believe, would result in a much less effective Board of Directors.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 7.

                           ------------------------

           SHAREHOLDER PROPOSAL CONCERNING THE CHAIRMAN OF THE BOARD
                            (ITEM 8 ON PROXY CARD)

    Paul M. Cannon, 81 Cochato Road, Braintree, MA 02184, beneficial owner of 1,755 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That the shareholders of Anheuser-Busch Companies, Inc. urge the board to take the necessary steps to require that an independent director who was not formerly the chief executive of the company serve as chair of the board."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: The board's responsibility in scrutinizing management plans may be reduced when the board chair is also the chief architect of the management plan in his or her capacity of chief executive officer. By requiring that the chair be an independent director, the board may be able to bring to bear more critical review of basic management plans.

    "Numerous scholars have called for greater distinction between directors and management. An idea parallel to splitting the chair and CEO is naming a 'lead' director, an idea championed by attorney Martin Lipton and Harvard Business School Prof. Jay Lorsch. Tyco has such a lead director, Philip Hampton. His role allows 'the board to operate independently of management,' he explains. Adds Tyco CEO Dennis Kozlowski, 'It's a real good check and balance.'

    "Splitting the chair and CEO, we believe, enhances these advantages through more formal acknowledgement that the board will be led by a non-management officer.

    "For these reasons, we urge you to vote FOR this proposal."

                           ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    Virtually identical proposals were defeated by shareholders at the past two Annual Meetings of Shareholders.

    The Board believes that it is not in the best interests of the Company and its shareholders to require that the Chairman be an independent director who was not formerly the Chief Executive Officer of the Company.

    The Company's bylaws require the Board to select a Chairman from its membership. The current Chairman is also the Chief Executive Officer. There is no requirement, however, that the Chairman also be the Chief Executive Officer and in the past, the positions have been held by two different individuals. The Board is in the best position to determine who should serve as Chairman at any given time in light of the Company's then-current and anticipated future circumstances.

    Since only three of the Board's current 15 directors are current or former employees of the Company, there are ample independent directors to offer critical review of management plans. Furthermore, all of the Board committees other than the Executive Committee are chaired by non-employee directors. The Executive Salaries Committee, the Stock Option Plans Committee, the Audit Committee, and the Nominating Committee are composed solely of non-employee directors.

    The Board believes that the Company's bylaws provide appropriate flexibility for the selection of a Chairman and that the shareholder proposal imposes an unnecessary restriction that is not in the best interests of the Company and its shareholders.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 8.

                           ------------------------

          SHAREHOLDER PROPOSAL CONCERNING THE NOMINATION OF DIRECTORS
                            (ITEM 9 ON PROXY CARD)

    Bartlett Naylor, 1255 N. Buchanan, Arlington, VA 22205, beneficial owner of 100 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

    "Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The 'real' selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

    "Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of a chair 'choosing' his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualifed.

    "Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be 'awkward' for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment.) The point is to remove the 'final' decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

    "We urge you to vote FOR this proposal."

                           ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    Your Board of Directors believes that its current process for the nomination and election of directors is the most effective way of ensuring that highly qualified and dedicated individuals serve on the Board. Each year the Nominating Committee, which is made up entirely of non-employee directors, recommends to the Board a slate of director nominees to be presented on behalf of the Board for election by the shareholders at the Annual Meeting. In performing its duties, the Nominating Committee reviews the qualifications of existing Board members and other possible candidates, including candidates proposed by shareholders as described on page 10 of this Proxy Statement. The Committee takes into consideration the experiences, skills, and diversity of the candidates and the overall makeup of the Board in making its recommendations to the Board.

    The Nominating Committee recommends one nominee for each open directorship position. Each nominee selected by the Board is an individual that the Board, in its best judgment, believes to be the most qualified to serve as a director of the Company. Implementation of this proposal would in essence turn the election of directors into a political process in which the nominees compete for shareholder votes for the available board positions. While this process is appropriate for political elections, it is inappropriate for the election of corporate directors who have a fiduciary duty to represent all shareholders rather than the specific interests of a particular group. Also, such a procedure would likely impede the Company's ability to attract and retain the most qualified directors.

    Given the process undertaken by the Nominating Committee to ensure the most qualified individual is recommended and the likely results of this proposal as outlined in the paragraph above, this proposal exposes the Company to unnecessary risks which are not justified by the result. Shareholders have the right to propose candidates for consideration by the Nominating Committee. In addition, any shareholder who complies with the advance notice provisions of our bylaws described on page 22 of this Proxy Statement may directly nominate a director candidate at the Annual Meeting. Furthermore, any shareholder may propose an alternate slate of directors as long as the shareholder complies with the rules of the Securities and Exchange Commission relating to election contests.

    For these reasons, the Board believes that its current nomination and election process is the most efficient method to present shareholders with qualified director candidates and is in the best interests of the Company and its shareholders.

    THE BOARD RECOMMENDS A VOTE AGAINST ITEM 9.

                           ------------------------

       SHAREHOLDER PROPOSAL CONCERNING GENETICALLY MODIFIED INGREDIENTS
                            (ITEM 10 ON PROXY CARD)

    The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, MI 49221, beneficial owner of 50 shares of common stock of the Company, and Virginia Lee Clinch, c/o Harrington Investments, Inc., 1001 Second Street, Suite 325, Napa, CA 94559, beneficial owner of 13,960 shares of common stock of the Company, have submitted the following proposal:

    "RESOLVED: Shareholders request that the Board of Directors adopt a policy to phase out genetically engineered crops, organisms, or products thereof from all products sold or manufactured by the company as quickly as feasible, unless long-term safety testing shows that they are not harmful to humans, animals, and the environment; and provide the interim step of labeling and identifying products that may contain these ingredients, and reporting to the shareholders by August 2001."

    The shareholders' statement in support of the proposal is as follows:

    "International markets for genetically engineered (GE) foods are threatened by extensive resistance:

    * Europe's larger food retailers, including Tesco, Sainsbury Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products, as have U.S. retailers Whole Foods Market, Wild Oats Markets, and Genuardi's Family Markets;

    * In the UK, three fast-food giants--McDonald's, Burger King, and Kentucky Fried Chicken--exclude GE soy and corn ingredients from their menus;

    * McCain Foods of Canada, the world's largest potato and frozen French fry processor, announced it would no longer accept GE Bt potatoes for their brand-name products (11/99);

    * Gerber Products announced it would not allow GE corn or soybeans in any of their baby foods (7/99);

    * Pepsico's Frito Lay asked farmers that supply corn for their chips to provide only non-GE corn (1/2000);

    * Philip Morris' Kraft Foods had to recall 2.5 million taco shells discovered to contain genetically engineered corn not approved for human consumption (9/2000);

    * Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries (1/2000), will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment.

    "There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment:

    * The USDA has acknowledged (7/13/1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;

    * Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant;

    * Research has shown that Bt crops are building up Bt toxins in the soil, thereby disturbing soil ecology and impacting beneficial organisms and insects (12/1999, 5/2000);

    * The National Academy of Sciences report, Genetically Modified Pest-Protected Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage. (4/2000)

    "The long U.S. tradition of citizens' 'right to know' is expressed in laws requiring nutritional labeling of foods:

    * Nineteen polls in the U.S. show that 75-95% of people surveyed want GE food to be labeled as such.

    * GE crops may incorporate genes from animal species. Individuals wishing to avoid them for religious or ethical reasons cannot unless they are labeled;

    * The European Union requires labeling of GE foods, and labeling has been proposed by governmental authorities in Japan, New Zealand, South Korea and Australia."

                           ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    Budweiser and Bud Light -- the major brands of Anheuser-Busch -- are brewed around the world using ingredients that are not derived from biotechnology.

    Some of the Company's other beers, sold primarily in North America, are brewed using corn purchased from the U.S. corn commodity market, which does not generally separate biotech from non-biotech corn. The DNA and protein are the only components of biotech corn that are genetically modified, and during the brewing process the corn DNA and protein (whether biotech or traditional) are substantially removed or destroyed.

    The United States Department of Agriculture, the Food and Drug Administration ("FDA") and the Environmental Protection Agency have each determined that approved biotech crops, such as corn, are as safe for consumption as traditional crops because they are substantially the same. The Company's products and labeling comply with all requirements established by the food and beverage-safety authorities.

    The FDA has determined that no special labeling is required for foods that are substantially equivalent to their traditional counterparts. Additionally, the Company believes voluntary labeling of our products would be inaccurate and not scientifically sound for two reasons. First, since the United States corn supply is generally not segregated between biotech and non-biotech corn, it would be difficult, if not impossible, for the Company to know whether or to what degree the corn it uses has been enhanced through biotechnology. Second, any corn DNA and protein that may have been genetically modified are substantially removed or destroyed by the brewing process. Forcing us to label our products as possibly having a "biotech ingredient" would be inaccurate.

    Over our history of 125 years, our Company has been known for its commitment to providing the highest quality beers. As part of this dedication, the Company has strict standards for ingredients. The Company always has and always will sell only products that meet our high quality and safety standards.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM
10.

                           ------------------------

                        SHAREHOLDER PROPOSALS FOR 2002

    For inclusion in the Company's Proxy Statement and form of proxy, any shareholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company at its principal executive offices no later than November 13, 2001.

    Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2002 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Vice President and Secretary and received at the Company's principal executive offices not earlier than December 26, 2001 and not later than January 25, 2002. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Vice President and Secretary.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee's responsibilities are set forth in the Audit Committee Charter, attached as Appendix B to this Proxy Statement. The Audit Committee assists the full Board of Directors in fulfilling its oversight responsibilities. Management of the Company prepares financial statements and establishes the system of internal control.

    In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the acceptability as well as the appropriateness, of significant accounting principles. The Audit Committee also reviewed with management the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements.

    The Audit Committee reviewed with the independent accountants, PricewaterhouseCoopers, their judgments as to the acceptability as well as the appropriateness of the Company's application of accounting principles. PricewaterhouseCoopers has the responsibility for expressing an opinion on the conformity of the

Company's annual financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers such other matters as are required to be discussed under U.S. generally accepted auditing standards.

    In addition, the Audit Committee discussed with PricewaterhouseCoopers its independence from management and the Company including the impact of non-audit-related services provided to the Company and the matters included in the written disclosures required by the Independence Standards Board.

    The Audit Committee discussed with the General Auditor and PricewaterhouseCoopers the overall scope and plans for their respective audits. The Audit Committee meets with the General Auditor and PricewaterhouseCoopers, with and without management present, to discuss the results of their audits, their opinions of the Company's system of internal controls and the overall quality of the Company's financial reporting.

    The Audit Committee held five meetings in 2000.

    In reliance on the reviews and discussions noted above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the U.S. Securities and Exchange Commission. The Audit Committee and the full Board of Directors have also recommended, subject to shareholder approval, the selection of PricewaterhouseCoopers as the Company's independent accountants for 2001.

                                            Audit Committee
                                            Bernard A. Edison (Chair)
                                            Vernon R. Loucks, Jr.
                                            Vilma S. Martinez
                                            Andrew C. Taylor
                                            Douglas A. Warner III

FEES PAID TO PRICEWATERHOUSECOOPERS

    The following fees were paid to PricewaterhouseCoopers, the Company's independent auditors, for services rendered in 2000 ($ in Millions):

Audit Fees..................................................  $2.5

Tax Planning and Consulting Fees............................   2.6

Financial Information Systems Design and Implementation
   Fees.....................................................    .1

All Other Fees..............................................   3.2
                                                              ----

Total PricewaterhouseCoopers Fees...........................  $8.4
                                                              ====

    Audit Fees primarily represents amounts paid for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

    Tax Planning and Consulting Fees represent domestic and international income tax planning assistance, expatriate and executive tax work and tax work related to foreign entity statutory audits.

    Financial Information Systems Design and Implementation Fees represent amounts paid for work on general ledger and related systems used in creating the Company's financial statements. Anheuser-Busch makes all project-related management and operating decisions on these projects.

    All Other Fees include amounts paid for non-financial systems management consulting, financial due diligence assistance, special review of Packaging Segment operations and audits of benefit plans.

                            EXECUTIVE COMPENSATION
                       REPORT OF THE EXECUTIVE SALARIES
                     AND THE STOCK OPTION PLANS COMMITTEES

    The Executive Salaries Committee has the responsibility of recommending to the Board of Directors appropriate salaries and other compensation for executive officers and administering the Officer Bonus Plan. The Stock Option Plans Committee administers the Company's stock option program. Both committees (hereafter referred to as the "Committee") have identical membership consisting entirely of outside directors.

COMPENSATION PHILOSOPHY

    The Committee adheres to several guiding principles in carrying out its responsibilities:

    * Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

    * Anheuser-Busch provides a base salary that will maintain its competitive market position. The Company offers an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Anheuser-Busch utilizes stock options to foster a long-term perspective aligned with that of the shareholders.

    * Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

    * The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. An external compensation consultant annually reports to the Committee on the competitive mix of base, bonus, and long-term incentives for a comparator group of national and local companies.

2000 COMPENSATION

    The Committee considers several factors when determining compensation for executive officers, including August A. Busch III:

    * OVERALL COMPANY PERFORMANCE. In addition to their current knowledge of Company operations through participation at regular Board meetings, the Committee specifically looked at annual and long term sales, earnings, and cash flow per share growth; market share gains; return to shareholders (see chart on page 27); progress toward long-term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

    * INDIVIDUAL PERFORMANCE. The Committee considers, in addition to business results, the executive's achievement of various other managerial objectives and personal development goals.

    * COMPETITIVE COMPENSATION. The Committee is provided a report from a compensation consulting firm which details Anheuser-Busch compensation practices relative to a comparable group of 22 companies. This group is comprised of large national consumer goods companies as well as several large St. Louis-based corporations. The companies in the sample were chosen in consultation with the consulting firm as being representative of the types of companies with which Anheuser-Busch competes for executive talent. The report reviews base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group. The consulting firm believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also is indicative of overall Company pay practices when viewed in the aggregate.

    * TARGETED COMPENSATION. Total compensation for executive officers including Mr. Busch is targeted at a market level which approximates the median of the sample group of comparable companies for base salary and bonus and the 75th percentile for long-term incentives after adjusting for the different magnitude of sales for each company, using a method called regression analysis. Actual compensation may vary from the targeted compensation based on the Committee's subjective evaluation of the

      Company's financial performance and the individual's performance. In light of the Company's strong 2000 performance and Mr. Busch's contribution to that strong performance, Mr. Busch's total compensation for 2000 was in the top quartile for total compensation compared to his peers from the comparison group.

SALARY:

    The Company does not have an employment agreement with Mr. Busch or any of its other executive officers. In setting base salaries the Committee generally considers the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, operating and net income margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Busch's 2000 base salary of $1,152,600 was at the market level of salaries for CEOs in the comparable group of companies.

    Salaries for other executive officers were targeted at the market level where appropriate benchmarks were available. Actual 2000 salaries were within
(PM)20% of the targeted salary and were determined by a subjective evaluation of responsibilities, individual performance, and to a lesser degree, length of service.

BONUS:

    2000 bonuses for Mr. Busch, 15 other executive officers and 35 other officers were paid under the Officer Bonus Plan (the "Plan"), which was most recently reapproved by shareholders at the 2000 Annual Meeting. The Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 2000 the Committee adopted the 2000 Officer Bonus Program ("2000 Program"), which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 2000 after adjustments for certain non-recurring items. The Committee also determined a bonus formula for allocating the pool among the participants in which amounts for participants were expressed as a percentage of the total pool.

    In February 2001 the Committee certified that the 2000 performance goal was met and approved individual bonuses. The Company achieved record sales and earnings in 2000. In view of this, the Committee, through the exercise of discretion and after taking into consideration individual performance and targeted compensation levels, approved bonus payments that were generally at the market levels, but less than the maximum available in the bonus pool. Due to regulations of the Internal Revenue Service and provisions of the Plan and 2000 Program, any adjustments to the bonuses for the participating executives named in the summary compensation table on page 26 could only be reductions from the amounts determined by formula. Bonuses for other participants were determined after subjectively taking into consideration individual performance toward corporate or divisional objectives. Mr. Busch's 2000 bonus was $3,000,000.

LONG-TERM INCENTIVES:

    Stock options are the Company's only long-term incentive. Stock option awards are made to approximately 2500 middle and upper level managers, including Mr. Busch and the other executive officers. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits. In 2000, the Committee granted Mr. Busch options for 900,000 shares under the 1998 Incentive Stock Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION EXPENSES

    The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

    Stock options granted under the 1998 Incentive Stock Plan and bonuses paid to selected executive officers pursuant to the Officer Bonus Plan are designed to qualify as performance-based compensation.

               Executive Salaries and Stock Option Plans Committees
                              Bernard A. Edison (Chair)
                              Vernon R. Loucks, Jr.
                              Vilma S. Martinez
                              William Porter Payne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All members of the Executive Salaries and Stock Option Plans Committees are independent, non-employee directors.

    Mr. Busch serves on the Human Resources Committee of SBC Communications, Inc. Mr. Whitacre, an executive officer of SBC Communications, Inc., is a Director of the Company.

SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                         ANNUAL COMPENSATION(1)                 COMPENSATION
                             -----------------------------------------------   --------------      ALL
                                                                                 AWARDS OF        OTHER
                                                              OTHER ANNUAL         STOCK       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)(2)     ($)(3)
---------------------------  ----  ----------   ---------   ----------------   --------------  ------------
A. A. Busch III              2000  1,152,600    3,000,000        37,944            900,000        121,163
  Chairman of the Board      1999  1,130,000    2,250,000        23,379            850,000         94,962
  and President              1998  1,107,750    1,750,000        26,424            800,000         88,025

P. T. Stokes                 2000    900,000    2,000,000        19,506            750,000         80,264
  Senior Executive           1999    730,000    1,250,000        12,210            500,000         56,251
  Vice President             1998    650,000      800,000        13,813            400,000         46,815

J. E. Jacob                  2000    550,000      500,000        17,740            250,000         52,661
  Executive Vice             1999    500,000      400,000        17,123            200,000         39,601
  President and Chief        1998    457,000      350,000        16,981            200,000         33,692
  Communications Officer

W. R. Baker                  2000    475,000      500,000         8,705            250,000         42,234
  Vice President and         1999    415,000      400,000         3,976            200,000         29,936
  Chief Financial Officer    1998    375,000      250,000         5,514            200,000         23,462

S. K. Lambright              2000    470,000      475,000        13,050            200,000         49,037
  Group Vice President       1999    429,000      400,000         5,732            200,000         36,913
  and General Counsel        1998    390,000      350,000         5,516            200,000         35,238

------
(1) Salary and bonus amounts include any amounts deferred under the Executive Deferred Compensation Plan.

(2) Option awards have been adjusted for the 2-for-1 stock split effected September 18, 2000.

(3) The 2000 amounts disclosed in this column include:

    (a) Company matching contributions and certain other allocations under certain defined contribution and deferred compensation plans of $81,611 for Mr. Busch, $61,124 for Mr. Stokes, $38,291 for Mr. Jacob, $32,776 for Mr. Baker and $32,716 for Mr. Lambright.

    (b) Payments for insurance coverage of $32,626 for Mr. Busch, $19,140 for Mr. Stokes, $14,370 for Mr. Jacob, $9,458 for Mr. Baker and $11,524 for Mr. Lambright.

    (c) Payment of director fees from subsidiary or affiliated companies of $6,926 for Mr. Busch and $4,797 for Mr. Lambright.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                ANHEUSER-BUSCH COMPANIES, INC., S&P 500 INDEX
                          AND RUSSELL TOP 200 INDEX**
                              (12/31/95-12/31/00)

                                    [GRAPH]

                        1995    1996    1997    1998    1999    2000
                        ----    ----    ----    ----    ----    ----
Anheuser-Busch         $100.0  $124.8  $140.5  $213.9  $234.7  $306.3
S&P 500                 100.0   122.9   163.8   210.6   254.8   231.6
Russell Top 200 Index   100.0   124.0   166.8   223.5   272.2   239.2

-------

* Assumes $100 invested on December 31 of first year of chart in Anheuser-Busch Companies, Inc. Common Stock, S&P 500 Index and Russell Top 200 Index and that all dividends were reinvested.

** Because only one of the other three leading domestic brewers is an independent publicly traded company, the Company has elected to compare shareholder returns with the Russell Top 200 Index. This Index is comprised of the 200 largest publicly held companies, including Anheuser-Busch.

*** Compound Annual Growth Rate.

OPTION GRANTS IN 2000

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION
                                     INDIVIDUAL GRANTS(1)                           FOR OPTION TERM(2)
                       ------------------------------------------------  -----------------------------------------
                                     % OF TOTAL
                        NUMBER OF     OPTIONS
                       SECURITIES     GRANTED
                       UNDERLYING        TO       EXERCISE
                         OPTIONS     EMPLOYEES     PRICE     EXPIRATION
        NAME           GRANTED (#)   IN 2000(3)    ($/SH)       DATE     0%(4)         5%                10%
        ----           -----------   ----------   --------   ----------  -----         --                ---
A. A. Busch III......     900,000       6.94        48.88     11/21/10     $0    $    27,663,502   $    70,104,746
P. T. Stokes.........     750,000       5.78        48.88     11/21/10      0         23,052,919        58,420,622
J. E. Jacob..........     250,000       1.93        48.88     11/21/10      0          7,684,306        19,473,541
W. R. Baker..........     250,000       1.93        48.88     11/21/10      0          7,684,306        19,473,541
S. K. Lambright......     200,000       1.54        48.88     11/21/10      0          6,147,445        15,578,833
All Shareholders.....         N/A        N/A          N/A       N/A         0     27,796,595,899    70,442,032,084
All Employee
  Optionees..........  12,917,010      100.0        48.88       N/A         0        397,033,036     1,006,159,672
Employee Optionee
  Gain as % of All
  Shareholders
  Gain...............         N/A        N/A          N/A       N/A       N/A         1.4%              1.4%

-------

(1) All options granted to the named officers were granted on November 22, 2000. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date; however, the Stock Option Plans Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death, disability, or retirement (under certain circumstances), or if certain events occur which would result in a change in control of the Company. The one-third of the 2000 grant which normally would become exercisable on November 22, 2001 was made eligible for earlier vesting if transferred in gifts to certain family members or trusts. The tax payment feature allows the use of option stock to pay the withholding taxes related to an option exercise. The number of options granted with a tax payment feature in 2000 to the named officers were: Mr. Busch III, 897,954; Mr. Stokes, 747,954; Mr. Jacob, 247,954; Mr. Baker, 247,954; and Mr. Lambright, 197,954.

(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable values for all shareholders are based on 904.3 million shares outstanding at November 30, 2000 and a per share price of $48.88.

(3) Based on 12,917,010 options granted to 2,515 employees during 2000.

(4) No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.

AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES

                                                                              NUMBER OF
                                                                             SECURITIES          VALUE OF
                                                                             UNDERLYING        UNEXERCISED
                                                                             UNEXERCISED       IN-THE-MONEY
                                                                             OPTIONS AT         OPTIONS AT
                                                                            12/31/00 (#)    12/31/00 ($)(1)(2)
                                                                            ------------    ------------------
                                            SHARES
                                          ACQUIRED ON          VALUE        EXERCISABLE/       EXERCISABLE/
     NAME                                EXERCISE (#)     REALIZED ($)(1)   UNEXERCISABLE     UNEXERCISABLE
     ----                                ------------     ---------------   -------------     -------------
A. A. Busch III.......................      806,660         24,998,982        2,209,504/        47,416,649/
                                                                              1,733,332          8,870,241
P. T. Stokes..........................      401,164         11,421,544        1,545,136/        37,125,421/
                                                                              1,216,664          4,840,561
J. E. Jacob...........................      212,616          5,744,757          500,002/        10,133,129/
                                                                                449,998          2,149,965
W. R. Baker...........................            0                  0          816,750/        19,867,629/
                                                                                449,998          2,149,965
S. K. Lambright.......................      216,844          6,316,013          723,506/        16,800,678/
                                                                                399,998          2,149,965

-------
(1) Value before income taxes payable as a result of exercise.

(2) Based on the average of the high and low price of the Company's common stock on the New York Stock Exchange--Composite Transactions for 12/29/00 ($46.00).

PENSION PLANS TABLE

                                                    YEARS OF SERVICE
                           ------------------------------------------------------------------
    ELIGIBLE REMUNERATION     5         10         15          20          25      30 OR MORE
    ---------------------     -         --         --          --          --      ----------
    $  500,000...........  $ 41,667  $ 83,333  $  125,000  $  166,667  $  208,333  $  250,000
     1,000,000...........    83,333   166,667     250,000     333,333     416,667     500,000
     1,500,000...........   125,000   250,000     375,000     500,000     625,000     750,000
     2,000,000...........   166,667   333,333     500,000     666,667     833,333   1,000,000
     2,500,000...........   208,334   416,667     625,000     833,333   1,041,667   1,250,000
     3,000,000...........   250,000   500,000     750,000   1,000,000   1,250,000   1,500,000
     3,500,000...........   291,667   583,333     875,000   1,166,667   1,458,333   1,750,000
     4,000,000...........   333,333   666,667   1,000,000   1,333,333   1,666,667   2,000,000
     4,500,000...........   375,000   750,000   1,125,000   1,500,000   1,875,000   2,250,000
     5,000,000...........   416,668   833,334   1,250,000   1,666,666   2,083,334   2,500,000

    The Pension Plans Table above shows a range of estimated total annual normal retirement pension benefits from qualified and non-qualified defined benefit pension plans for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee's annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. An employee's accrued annual pension will not be reduced after age 55. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The benefits shown assume continued service until retirement at age 65 and payment in the form of a life annuity with ten years of guaranteed payments. Amounts shown do not reflect the applicable deduction for Social Security benefits.

    Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Busch--43 years and $4,176,000;

Mr. Stokes--32 years and $3,058,000; Mr. Jacob--7 years and $1,105,000; Mr. Baker--30 years and $1,000,000; and Mr. Lambright--23 years and $986,000.

CHANGE IN CONTROL ARRANGEMENTS

    An employee who is involuntarily terminated within three years after a change in control receives an additional five years of age and service in the calculation of the annual pension benefit under the Company's tax-qualified pension plan. The minimum increase in benefits under this provision is 15%.

    Under the Company's plans which are not tax-qualified, vesting and payment of the benefits are accelerated upon a change in control. If special additional tax were imposed on a participant as to such benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of the special tax as if the special tax had not been imposed.

    OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES

    In 1993, pursuant to an investment agreement, the Company purchased equity securities of Grupo Modelo, S.A. de C.V., Mexico's largest brewer ("Grupo Modelo"), and of Diblo, S.A. de C.V., the operating subsidiary of Grupo Modelo ("Diblo"). The Company subsequently exercised options obtained by it under the investment agreement to acquire additional equity securities of Grupo Modelo and Diblo and now holds a 50.2% direct and indirect interest in Diblo. The Company does not have voting or other effective control in either Grupo Modelo or Diblo. Carlos Fernandez G. is Vice Chairman of the Board of Directors and Chief Executive Officer of Grupo Modelo. Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain on its Board of Directors a designee of the controlling shareholders of Grupo Modelo and Diblo as long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is that designee.

    August A. Busch III is a cousin of James B. Orthwein, a director of the Company, and the father of August A. Busch IV, an executive officer of the Company.

    The Company leases approximately 209 acres located in St. Louis County, Missouri and certain other property, in part from a trust established for the benefit of certain heirs of the late August A. Busch, Jr. and in part from Grants Farm Manor, Inc., a corporation owned by Andrew Busch, a son of August
A. Busch, Jr. August A. Busch III and his children have no financial interest in the leases. The Grant's Farm facility (under lease from the trust) is used extensively by the Company for advertising and public relations purposes, for public tours, and for corporate entertaining. Grant's Farm is one of St. Louis' most popular tourist attractions. The lease arrangements for Grant's Farm require the Company to pay a fixed annual rent and a percentage of income generated from on-site concession operations. The lease arrangements with Grants Farm Manor, Inc. are for the housing and breeding of the Company's clydesdales. The Company is required to reimburse maintenance and certain other expenses associated with each of the leased properties. The Company has certain rights of first refusal and other limited purchase rights relating to the Grant's Farm land and some of the leased personal property, and to a private residence situated within the leased premises and certain personal property associated with the residence. For the year 2000, the Company paid in the aggregate $2,403,615 under these lease arrangements.

    ABI has agreements with Double Eagle Distributing, Inc. ("Double Eagle"), Southern Eagle Distributing, Inc. ("Southern Eagle"), Tri-Eagle Sales, City Beverage, L.L.C., and Classic Eagle Distributing, L.L.C. ("Classic Eagle") for the distribution of malt beverage products in Deerfield Beach, Florida, Fort Pierce, Florida, Tallahassee, Florida, Kent, Washington and Lawrence and Leavenworth, Kansas, respectively. Double Eagle, which is owned by James B. Orthwein, Jr. and Percy J. Orthwein II, who are sons of James B. Orthwein, purchased $39,481,411 of products from ABI during 2000. Percy Orthwein is Chairman of the Board and James B. Orthwein, Jr. is President and General Manager of Double Eagle. Peter William Busch, a half brother of Mr. Busch III, is the President and majority owner of Southern Eagle. Southern Eagle purchased $27,802,287 of products from ABI during 2000. Tri-Eagle Sales is owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III. Tri-Eagle Sales purchased $23,403,911 of products from ABI during 2000. Steven Knight, the son of Charles F. Knight, is the majority owner of City Beverage, L.L.C., which purchased $16,922,684 of products from ABI during 2000. Classic Eagle, which is owned by Stephen K. Lambright, Jr., the son of Stephen K. Lambright, and another individual purchased $8,455,672 of products from ABI during 2000. These distribution agreements are ABI's standard distribution agreements.

    Douglas A. Warner III, a director of the Company, is an executive officer of J. P. Morgan Chase & Co., Incorporated ("Morgan"). Morgan and its subsidiaries have provided investment banking and related financial services to the Company during 2000 and are expected to provide similar services to the Company during 2001.

    Ginnaire Rental, Inc. ("Ginnaire"), a corporation wholly owned by Mr. Busch III, contracted to occasionally lease aircraft to the Company for business use. For 2000, the Company paid $497,771 to Ginnaire pursuant to the lease agreement. The leasing fee is an hourly rate intended to reimburse Ginnaire for the pro rata share of maintenance costs, engine reserves and aircraft insurance, plus excise and use taxes attributed to the Company's actual use of the aircraft, without mark-up.

    In the opinion of the Company's Business Practices Committee and the Board's Conflict of Interest Committee, the terms and conditions of the foregoing transactions are at least as favorable to the Company and its subsidiaries as those which would be available from unrelated parties for comparable transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other shareholders, the Company has engaged D. F. King & Co., Inc. for a fee not to exceed $11,000 plus out-of-pocket expenses. Solicitation also may be made by the Company's officers, directors, or employees, personally or by telephone.

St. Louis, Missouri
March 13, 2001

                                                                     APPENDIX A

                        ANHEUSER-BUSCH COMPANIES, INC.
                           1998 INCENTIVE STOCK PLAN
          (AS ADJUSTED FOR THE 2-FOR-1 STOCK SPLIT EFFECTED 9/18/00)
                   [TEXT OF PLAN BEFORE CONSIDERING ITEM 3]

                              SECTION 1. PURPOSE

    The purpose of this Plan is to attract, retain, motivate and reward employees of the Company and its Subsidiaries and Affiliates with certain stock-related compensation arrangements.

                      SECTION 2. MAXIMUM NUMBER OF SHARES

    (a) The maximum number of shares of Stock which may be issued pursuant to Awards under this Plan, and the maximum number of shares for which ISOs may be granted under this Plan, shall be 42,000,000 shares, subject to adjustment as provided in Section 9. For this purpose:

        (i) The number of shares underlying an Award shall be counted against this Plan maximum ("used") at the time of grant.

        (ii) When an Award is payable in cash only, the number of shares of Stock on which the amount of such cash is based shall be deemed used at the time of grant.

        (iii) Shares which underlie Awards that (in whole or part) expire, terminate, are forfeited, or otherwise become non-payable, and shares which are recaptured by the Company in connection with a forfeiture, may be re-used in new grants to the extent of such expiration, termination, forfeiture, non-payability, or recapture.

        (iv) For all purposes of this Section 2, shares underlying two or more alternative Awards shall be treated as underlying only a single Award, with no multiple counting of shares. Accordingly: shares underlying alternative Awards shall be used only once at the time of grant; if one such Award is exercised or paid, no re-usage of shares shall result from the termination of the unexercised alternative Awards.

    (b) Notwithstanding any other provisions of this Plan, the maximum number of shares underlying Awards that may be granted to any Eligible Person during any calendar year shall be 1,500,000, subject to adjustment as provided in
Section 9.

    (c) In its discretion, the Company may issue treasury shares or authorized but unissued shares, but shall issue treasury shares to the extent required by the Committee or applicable law. Shares of Stock may be represented by certificates or may be issued in uncertificated form, as determined by the Company from time to time.

                            SECTION 3. ELIGIBILITY

    Officers and management employees of the Company, Subsidiaries, or Affiliates shall be eligible to receive Awards under this Plan. A director of the Company, a Subsidiary, or an Affiliate shall be eligible only if he or she also is an officer or management employee of at least one such entity. Notwithstanding the foregoing, persons employed only by Affiliates shall not be eligible to receive ISOs.

               SECTION 4. GENERAL PROVISIONS RELATING TO AWARDS

    (a) Subject to the limitations in this Plan, the Committee may cause the Company to grant Awards to such Eligible Persons, at such times, of such types, in such amounts, for such periods, becoming exercisable or otherwise vesting at such times, with such features, with such option prices, purchase prices or base prices, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. Each Award shall be evidenced by a written Award Document, which (as determined by the Committee) may be a formal agreement between the Company and the Recipient or a communication by the Company to the Recipient. The Award Document may be written and transmitted on paper, electronically, or using any other medium selected by the Committee, and may be set forth in a single document or in several documents. In granting an Award, the Committee may take into account any factor it deems appropriate and consistent with the purposes of this Plan. Awards may be granted as additional compensation, or in lieu of other compensation. All or any portion of any payment to a Recipient, whether in cash or shares of Stock, may be deferred to a later date if and as provided in the Award Document. Deferrals may be for such periods and upon such terms and conditions (including the provision of interest, dividend equivalents, or other return) as the Committee may determine.

    (b) Except as otherwise provided in this Plan, one or more Awards may be granted separately or as alternatives to each other. If Awards are alternatives to each other:

        (i) the exercise of all or part of one automatically shall cause an immediate equal and corresponding termination of the other; and

        (ii) unless the Award Document or the Committee expressly permit otherwise, alternative Awards which are transferable may be transferred only as a unit, and alternative Awards which are exercisable must be exercisable by the same person or persons.

    (c) Award Documents may contain any provision approved by the Committee relating to the period for exercise or vesting after termination of employment, and relating to the circumstances under which a termination is deemed to occur. Except to the extent otherwise expressly provided in the Award Document or determined by the Committee, termination of employment includes the separation of a Recipient, directly or through the separation of his or her Employer, from the group of companies comprised of the Company and its Subsidiaries and Affiliates for any reason, including: (i) separation of the Recipient by reason of death, permanent or indefinite disability, retirement, resignation, dismissal, permanent or indefinite layoff, or other event having a similar effect; and (ii) separation of the Employer by any method which results in the Employer ceasing to be a Subsidiary or an Affiliate.

    (d) Award Documents may, in the discretion of the Committee, contain a provision permitting a Recipient to designate the person who may exercise an Award after the Recipient's death, either by will or by appropriate notice to the Company. The Committee may impose such conditions and limitations on such designations as it deems appropriate.

    (e) A Recipient shall have none of the rights of a shareholder with respect to shares of Stock which underlie his or her Award until shares are issued in his or her name.

    (f) Except as otherwise provided in an Award Document pursuant to this Section, Awards shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Recipient's lifetime only by the Recipient or his or her guardian or legal representative. However, except in the case of ISOs and Awards which are alternatives to ISOs, the Committee may expressly provide in any Award Document that the Award is transferable. Transferability (if permitted) may be subject to such conditions and limitations as the Committee deems appropriate.

    (g) Notwithstanding Section 14(a), in its discretion the Committee may provide in any Award Document for the acceleration of vesting or the termination of any condition or forfeiture provision upon the happening of any specified event (including, for example, an event which results in an Acceleration Date).

    (h) Subject to Section 14(a) in the case of ISOs, and subject to any express limitations contained in the applicable Award Document: (i) the Committee may accelerate vesting or waive or terminate any condition or forfeiture provision of any Award at any time and for any reason; and (ii) the Committee may amend an Award Document after grant at any time and for any reason so long as such amendment is not inconsistent with this Plan.

    (i) No Award by its terms shall be exercisable after the expiration of ten years from the date it is granted.

                          SECTION 5. OPTIONS AND SARS

    (a) Except as provided in Section 9, the option price per share of Options or the base price of SARs shall not be less than Fair Market Value per share of Stock on the Options' or the SARs' grant date, except that SARs which are alternatives to Options but which are granted at a later time may have a base price equal to the option price even though the base price is less than Fair Market Value on the date the SARs are granted.

    (b) The grant of Options and their related Award Document must identify the Options as either ISOs or as NQSOs.

    (c) If Options, SARs, and/or Limited Rights are granted as alternatives to each other, the option prices and the base prices (as applicable) shall be equal and the expiration dates shall be the same.

    (d) In the case of SARs, the Award Document may specify the form of payment or may provide that the form is to be determined at a later date, and may require the satisfaction of any rules or conditions in connection with receiving payment in any particular form.

    (e) Notwithstanding any other provision of Sections 4 or 5: (i) no Options or SARs shall be granted in exchange for so-called "underwater" Options or SARs (which have option or base prices in excess of the then-current Fair Market Value per share of Stock), nor shall underwater Options or SARs be amended to reduce their option or base price; and, (ii) no Options or SARs shall contain a so-called "reload" feature under which additional Options or SARs are granted automatically to Recipients upon exercise of the original Options or SARs.

                           SECTION 6. LIMITED RIGHTS

    (a) The Committee shall have authority to grant a special type of stock appreciation rights ("Limited Rights") to any Recipient of any Options or SARs granted under this Plan (the "Related Award"). Limited Rights are stock appreciation rights which are exercisable only after the occurrence of one or more extraordinary events specified by the Committee; such events may include, for example, the events which result in an Acceleration Date. Limited Rights shall not be granted separately, but shall be granted only as alternatives to their Related Award. Limited Rights may be granted either at the time of grant of the Related Award or at any time thereafter during its term. Limited Rights shall be exercisable or payable at such times, payable in such amounts, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate.

    (b) The Committee shall place on any Limited Rights for which the Related Awards are ISOs such restrictions as may be required by the Code at the time of grant, and shall amend this Plan accordingly to the extent required by the Code.

              SECTION 7. STOCK ISSUANCE, PAYMENT, AND WITHHOLDING

    (a) The Recipient of Options may pay the option price in cash, Stock (including shares of previously-owned Stock or Stock issuable in connection with the Award), or other property, to the extent permitted or required by the Award Document or the Committee from time to time.

    (b) Except to the extent prohibited by applicable law, the Committee or the Company may take any necessary or appropriate steps in order to facilitate the payment of an option price. The Committee may permit deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates. The Committee may require satisfaction of any rules or conditions in connection with paying the option price at any particular time or in any particular form.

    (c) If shares used to pay the option price of Options are subject to any transfer or other restrictions, an equal number of the shares of Stock purchased shall be made subject to such prior restrictions in addition to any further restrictions imposed on such purchased shares by the terms of the Award Document or Plan.

    (d) After the obligation arises to collect and pay Required Withholding Taxes, the Recipient shall reimburse the Company or Employer (as required by the Committee or Company) for the amount of such Required Withholding Taxes in cash, unless the Award Document or the Committee permits or requires payment in another form. In the discretion of the Committee or its delegate and at the Recipient's request, the Committee or its delegate may cause the Company or Employer to pay to the appropriate taxing authority withholding taxes in excess of Required Withholding Taxes on behalf of a Recipient, which shall be reimbursed by the Recipient in any manner determined by the Company or the Committee from time to time. In the Award Document or otherwise, the Committee may allow a Recipient to reimburse the Company or Employer for payment of withholding taxes with shares of Stock or other property. The Committee may require the satisfaction of any rules or conditions in connection with any non-cash payment of withholding taxes.

    (e) If provided in the Award Document relating to an ISO, the Committee may
(i) cause the Company to hold the shares of Stock issued in the Recipient's name upon exercise, or (ii) prohibit the transfer by a Recipient of such shares into the name of a nominee and require the placement of a legend on certificates for such shares reflecting such prohibition.

                            SECTION 8. FORFEITURES

    In its discretion, the Committee may adopt and amend any policies, and may include in any Award Document any provisions relating to, forfeitures. Such forfeiture provisions may include, for example, prohibitions on competing with the Company and its Subsidiaries and Affiliates and on engaging in other detrimental conduct. Forfeiture provisions for one Award type may differ from those for another type, and also may differ among Awards of the same type granted at different times or to Recipients in different circumstances. As used in this Plan, a "forfeiture" of an Award includes the recapture of Stock issued or other economic benefits derived from an Award, as well as the forfeiture of an Award itself; however, the Committee may define the term more narrowly for specific Award Documents.

                    SECTION 9. ADJUSTMENTS AND ACQUISITIONS

    (a) Subject to Section 9(c), in the event that the Committee shall determine that, as a result of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or any other similar corporate transaction, change, or event, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under outstanding Awards or under the Plan (an "Adjustment Event"), then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

        (i) the number and types of shares of Stock (or other securities or property) subject to outstanding Awards;

        (ii) the maximum number of shares of Stock with respect to which Awards may be issued set forth in Section 2(a) of this Plan, the maximum number of shares of Stock for which ISOs may be granted set forth in Section 2(a) of this Plan, and the maximum number of shares of Stock which may be granted to any Eligible Person during any calendar year set forth in Section 2(b) of this Plan (collectively the "Share Limitations"); and

        (iii) the option price, base price, or other similar price with respect to any Award.

Alternatively to (i) and (iii), if there is an Adjustment Event and the Committee deems it appropriate, it may provide for cash payments to holders of outstanding Awards.

    (b) Subject to Section 9(c), in the event of an acquisition by the Company by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized:

        (i) to cause the Company to issue Awards or assume stock options or stock appreciation rights issued by the acquired company, whether or not in a transaction to which Section 424(a) of the Code applies, by means of issuance of new Awards in substitution for, or an assumption of, previously issued options or rights, but only if and to the extent that such issuance or assumption is consistent with the other provisions of this Plan and any applicable law, and/or

        (ii) to increase the Share Limitations to reflect such issuance or assumption.

    (c) The Committee shall not make an adjustment under Section 9(a), issue Awards or assume options or rights under Section 9(b)(i), or increase the Share Limitations under Section 9(b)(ii),

        (i) to the extent such action would affect ISOs or the Share Limitation relating to ISOs and would require shareholder approval under Section 422 of the Code, or

        (ii) to the extent such action would affect the Share Limitation set forth in Section 2(b) of this Plan and would require shareholder approval in order to qualify such Awards, such assumed options or rights, or Awards granted thereafter as performance-based compensation under Section 162(m) of the Code, unless such action(s) by the Committee are made subject to shareholder approval and are so approved by the shareholders.

    (d) In the event that the Board approves any merger or consolidation of the Company with or into any other corporation or business entity as a result of which the Company shall not be the surviving corporation, with respect to each Award, either (i) the Committee shall, in such manner as it may deem equitable, cause such Award to vest prior to the effective date of such merger or consolidation or (ii) the Committee or the Board shall approve arrangements to substitute an award issued by the surviving corporation for such Award on terms and conditions deemed equitable by the Committee or the Board.

                     SECTION 10. ACCELERATION AND VESTING

    (a) An "Acceleration Date" occurs when any of the following events occur:

        (i) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company's then outstanding voting securities (measured on the basis of voting power);

        (ii) the shareholders of the Company approve a definitive agreement of merger or consolidation with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation;

        (iii) Continuing Directors cease to constitute at least a majority of the directors of the Company; or

        (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

    An Acceleration Date as described in (i) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries or (C) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock. Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed 40 days shall be deemed to be outstanding but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (i) above.

    For purposes of this Section 10(a), (X) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act; (Y) "Continuing Directors" shall mean any directors of the Company who either (i) were directors of the Company on the date of adoption of the Plan, or (ii) became directors of the Company subsequent to such date and whose election or nomination for election by the shareholders of the Company was duly approved, either by a specific vote or by approval of the proxy statement issued by the Company in which such individuals were named as nominees for director of the Company, by a majority of the Continuing Directors who were at the time of election or nomination directors of the Company; and (Z) "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include the Affiliates and Associates of such Person.

    (b) If an Acceleration Date occurs while Awards remain outstanding under this Plan, then all Awards shall vest. This Section shall apply to ISOs notwithstanding Section 14(a).

    (c) When Awards "vest," they become fully exercisable. Vesting does not mean that an Award becomes non-forfeitable, except to the extent provided in the Award Document or otherwise by the Committee pursuant to Sections 4(g) or 4(h) above.

                          SECTION 11. ADMINISTRATION

    (a) This Plan shall be administered by the Stock Option Plans Committee of the Board, or another committee appointed by the Board from time to time, consisting of three or more persons, each of whom at all times shall be a member of the Board and none of whom shall be an officer or employee of the Company or any of its Subsidiaries at the time of service. Committee members shall not be eligible for selection to receive Awards under this Plan.

    (b) During any time when one or more Committee members may not be qualified to serve under Rule 16b-3, under Section 162(m) of the Code, or under any other rule or law which contains special qualifications for Committee members in order to avoid a penalty or to obtain a benefit, the Committee may form a sub-Committee from among its qualifying members. The sub-Committee may act, in lieu of the full Committee, with respect to all or any category of Awards granted or to be granted to all or any group of Recipients, and may take other actions deemed appropriate and convenient to prevent, control, minimize, or eliminate any penalties, loss of benefits, or other adverse effects of such potential disqualification. Any such sub-Committee shall have the full authority of the full Committee under this Plan, except to the extent the full Committee limits the sub-Committee's powers.

    (c) At the Committee's request or on its own motion, the Board may ratify or approve grants, or any terms of any grants, made by the Committee during any time that any member of the Committee may not be qualified to approve such grants or terms under Rule 16b-3 or any other rule or law.

    (d) A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee. The Committee may meet in person, by telephone or television conference, or in any other manner (unless prohibited by applicable law). From time to time the Committee may adopt, amend, and rescind such rules and regulations for carrying out this Plan and implementing Award Documents, and the Committee may take such action in the administration of this Plan, as it deems proper. The interpretation of any provisions of this Plan by the Committee shall be final and conclusive unless otherwise determined by the Board.

    (e) To the extent the Committee deems it convenient and appropriate, the Committee may delegate such of its powers and duties, including (among other things) its power to grant Awards, to one or more officers of the Company. Any such delegation shall be subject to such limitations and conditions as the Committee deems appropriate. However, notwithstanding the foregoing: (i) the power to grant Awards may not be delegated to an officer who is not also a director of the Company except in conformity with applicable Delaware law; and,
(ii) no officer may grant Awards to him- or herself or to his or her superiors unless such grants are ratified by the Committee or the Board.

           SECTION 12. AMENDMENT, TERMINATION, SHAREHOLDER APPROVAL.

    (a) The Board may amend or terminate this Plan at any time, except that without the approval of the Company's shareholders, no amendment shall (i) increase the maximum number of shares issuable, or the maximum number of shares for which ISOs may be granted, under this Plan, (ii) change the class of persons eligible to receive ISOs, (iii) change the annual limit on Awards which may be granted to an Eligible Person provided in Section 2(b), or (iv) change the provisions of this Section 12(a).

    (b) The Committee may amend this Plan from time to time to the extent necessary to (i) comply with Rule 16b-3 and, to the extent it deems appropriate, (ii) prevent benefits under this Plan from constituting "applicable employee remuneration" within the meaning of Section 162(m) of the Code.

    (c) No Awards may be granted under this Plan after April 21, 2008.

    (d) The approval by shareholders shall consist of the approving vote of the holders of a majority of the outstanding shares of Stock present (in person or by proxy) and voted (for or against) at a meeting of the shareholders at which a quorum is present, unless a greater vote is required by the Company's charter or by-laws, by the Board, by the Company's principal stock exchange, or by applicable law (including Delaware law, Rule 16b-3, or Section 162(m) of the Code).

                            SECTION 13. DEFINITIONS

    (a) "Acceleration Date" has the meaning given in Section 10(a).

    (b) "Act" means the Securities Exchange Act of 1934, as amended from time to time.

    (c) "Adjustment Event" has the meaning given in Section 9(a).

    (d) "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest (other than a Subsidiary), but only if expressly so designated by the Committee from time to time. Without limiting the generality of the foregoing, the term "Affiliate" shall not include any beer wholesaler or distributor in which Anheuser-Busch Investment Capital Corporation or other Subsidiary invests, unless the Committee expressly determines otherwise; the Committee may also revoke or reinstate any such designation from time-to-time.

    (e) "Award" means a grant of ISOs, NQSOs, SARs, or Limited Rights.

    (f) "Award Document" means the written agreement or other document referred to in Section 4(a) evidencing an Award.

    (g) "Board" means the Board of Directors of the Company.

    (h) Options "cease to qualify as ISOs" when they fail or cease to qualify for the exclusion from income provided in Section 421 (or any successor provision) of the Code.

    (i) "Code" means the U.S. Internal Revenue Code as in effect from time to time.

    (j) "Committee" means the committee of the Board described in Section 11 hereof and any sub-committee established by such committee pursuant to Section 11(b).

    (k) "Company" means Anheuser-Busch Companies, Inc. and its successors.

    (l) "Eligible Person" means a person who is eligible to receive an Award under Section 3 of this Plan.

    (m) "Employer" means the Company, the Subsidiary, or the Affiliate which employs the Recipient.

    (n) "Fair Market Value" of Stock on a given valuation date means (i) the average of the highest and lowest selling prices per share of Stock reported on the New York Stock Exchange Composite Tape or similar quotation service for such date, (ii) if Stock is not listed on the New York Stock Exchange, the average of the highest and lowest selling prices per share of Stock as reported for such valuation date on the principal stock exchange or quotation system in the U.S. on which Stock is listed or quoted (as determined by the Committee), or (iii) if neither of the preceding clauses is applicable, the value per share determined by the Committee in a manner consistent with the Treasury Regulations under Section 2031 of the Code. If no sale of Stock occurs on such valuation date, but there were sales reported within a reasonable period both before and after such valuation date, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such valuation date shall be used, with the average to be weighted inversely by the respective numbers of trading days between the selling dates and such valuation date.

    (o) "Forfeiture" has the meaning given in Section 8.

    (p) "ISO" or "Incentive Stock Option" means an option to purchase one share of Stock for a specified option price which is designated by the Committee as an "Incentive Stock Option" and which qualifies as an "incentive stock option" under Section 422 (or any successor provision) of the Code.

    (q) "Limited Right" has the meaning given in Section 6.

    (r) "NQSO" or "Non-Qualified Stock Option" means an option to purchase one share of Stock for a specified option price which is designated by the Committee as a "Non-Qualified Stock Option," or which is designated by the Committee as an ISO but which ceases to qualify as an ISO.

    (s) "Option" means an ISO or an NQSO.

    (t) "Optionee" means a person to whom Options are granted pursuant to this Plan.

    (u) "Plan" means the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan, as amended from time to time.

    (v) "Recipient" means an Eligible Person to whom an Award is granted pursuant to this Plan.

    (w) "Reporting Person," as of a given date, means a Recipient who would be required to report a purchase or sale of Stock occurring on such date to the Securities and Exchange Commission pursuant to Section 16(a) of the Act and the rules and regulations thereunder.

    (x) "Rule 16b-3" means Rule 16b-3 (as amended from time to time) promulgated by the Securities and Exchange Commission under the Act, and any successor thereto.

    (y) "Share Limitations" has the meaning given in Section 9(a).

    (z) "SAR" means a stock appreciation right, which is a right to receive cash, Stock, or other property having a value on the date the SAR is exercised equal to (i) the excess of the Fair Market Value of one share of Stock on the exercise date over (ii) the base price of the SAR. The term "SAR" does not include a Limited Right.

    (aa) "Stock" means shares of the common stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities as may be applicable under Section 9.

    (bb) "Subsidiary" means a "subsidiary corporation" of the Company as defined in Section 424(f) (or any successor provision) of the Code, other than corporations expressly excluded by the Committee from time-to-time.

    (cc) "Vest" has the meaning given in Section 10(c).

    (dd) "Required Withholding Taxes" means, in connection with the exercise of or other taxable event relating to an Award, the total amount of Federal and state income taxes, social security taxes, and other taxes which the Employer of the Recipient is required to withhold.

                           SECTION 14. MISCELLANEOUS

    (a) Each provision of this Plan and the Award Documents relating to ISOs shall be construed so that all ISOs shall be "incentive stock options" as defined in Section 422 of the Code or any statutory provision that may replace
Section 422, and any provisions thereof which cannot be so construed shall be disregarded, subject however to Sections 4(g) and 10(b) and provided that Award Documents are permitted to have provisions which cause Options which qualify as ISOs at the time of grant to cease to qualify as ISOs at a later time or upon the happening of a later event. No discretion granted or allowed to the Committee under this Plan shall apply to ISOs after their grant except (i) to the extent the related Award Document shall so provide or (ii) to the extent that the application of such discretion would not cause such ISOs to cease to qualify as ISOs. Notwithstanding the foregoing, nothing shall prohibit an amendment to or action regarding outstanding ISOs which would cause them to cease to qualify as ISOs, so long as the Company and the Recipient shall consent to such amendment or action.

    (b) Without amending this Plan, Awards may be granted to Eligible Persons who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this Plan. Such different terms and conditions may be reflected in Addenda to this Plan. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under this Plan or a change in the definition of Eligible Person.

    (c) Notwithstanding any other provision in this Plan, the Committee shall not act with respect to any Reporting Person in a manner which would result in a forfeiture under Section 16(b) of the Act of some or all of the economic benefits relating to his or her Awards, without in each case the written consent of such Reporting Person.

    (d) Nothing in this Plan or any Award Document shall confer on any person any expectation to continue in the employ of his or her Employer, or shall interfere in any manner with the absolute right of the Employer to change or terminate such person's employment at any time for any reason or for no reason.

                                                                     APPENDIX B

                        ANHEUSER-BUSCH COMPANIES, INC.
                            AUDIT COMMITTEE CHARTER

OVERVIEW

    The Audit Committee of the Board of Directors assists the full Board in fulfilling its oversight responsibilities with respect to assuring that the Company maintains (1) appropriate financial accounting and management controls,
(2) sound financial reporting practices, (3) appropriate and independent advice from its Independent Accountants, and (4) compliance with legal and regulatory requirements.

    The Audit Committee's role and proper functioning requires that it monitor, review and challenge management and the Independent Accountants. Although the Audit Committee will exercise the powers set forth in this Charter, it is the responsibility of management throughout the Company to ensure that overall controls are adequate to meet operating, financial and compliance objectives, and it is the responsibility of management and the Independent Accountants to plan and conduct audits, and to determine that the Company's financial statements are materially complete and accurate and are in accordance with U.S. generally accepted accounting principles.

    The Audit Committee assists the full Board in independently overseeing the internal and external audit functions to ensure adequate audit coverage is achieved. Specifically, the audit function is designed to ensure:

    * a system of internal controls is maintained throughout the Company which protects the assets of the Company and provides the proper authorization and recording of transactions such that the financial information is reliable and materially accurate; and

    * financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company in accordance with U.S. generally accepted accounting principles.

MEMBERSHIP

    The Board of Directors shall appoint the Audit Committee members, all of whom shall be Directors, but none of whom may be officers or employees of Anheuser-Busch Companies, Inc. or any of its subsidiaries. All Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange.

    The Audit Committee shall consist of not less than three members, including a Chairperson. A majority of the members of the Committee shall constitute a quorum. The Committee shall generally meet four times a year or at whatever more frequent interval is considered necessary or appropriate by the Committee in fulfilling its responsibilities. Audit Committee members should be objective in spirit and judgment, and willing to ask the right questions in order to obtain necessary facts and act accordingly.

RESPONSIBILITIES

    The Audit Committee will meet with representatives (both as a group and, as appropriate, individually) from the Independent Accountants, General Auditor, Chief Accounting Officer, Chief Financial Officer, Chief Executive Officer, and others, as necessary, to perform the following:

 1. CHARTER REVIEW

    The Audit Committee shall reassess the adequacy of its Charter annually and recommend any proposed changes to the full Board for approval.

 2. NOMINATION OF INDEPENDENT ACCOUNTANTS

    The Audit Committee shall recommend to the Board of Directors and shareholders the selection, retention or termination of the Company's Independent Accountants.

 3. AUDITOR EVALUATION

    The Independent Accountants shall have ultimate accountability to the Board of Directors. The Audit Committee shall evaluate and make recommendations with respect to the Independent Accountants.

    The Audit Committee shall:

    * Receive and review information from the Independent Accountants on a periodic basis, including a formal written statement, pertaining to the Independent Accountants' independence, including matters required by Independence Standards Board Standard No. 1; discuss such information with the Independent Accountants; and, if so determined by the Audit Committee, recommend that the full Board take appropriate action to satisfy itself of such independence.

    * Review, in consultation with management, the terms of the engagement of the Independent Accountants, including the scope of their audit, proposed fees and personnel qualifications.

    * Discuss with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, relating to the conduct of the audit.

    * Receive required communications from the Independent Accountants.

    * Discuss with the Independent Accountants the quality of the Company's financial accounting personnel, and any relevant recommendations of the Independent Accountants.

 4. MATTERS PERTAINING TO THE GENERAL AUDITOR

    The Audit Committee shall review and make recommendations to the full Board regarding the overall activities of the General Auditor including:

    * Review and concur in the appointment, replacement, reassignment or dismissal of the General Auditor.

    * Review with the General Auditor the planned internal audit activities and the results of such internal audit activities.

    * Review the significant reports to management prepared by the General Auditor, and management's responses.

    * Review with the General Auditor the adequacy of the Company's system of internal accounting and financial controls.

    * Review with the General Auditor the extent of compliance with policies, plans, procedures, laws and regulations which could have a significant impact on operations and reports.

 5. MATTERS PERTAINING TO FILINGS WITH GOVERNMENT AGENCIES

    The Audit Committee shall:

    * Review with the Independent Accountants and management the Company's Form 10-K prior to filing with the Securities and Exchange Commission and, if satisfied, recommend its approval to the full Board.

    * Prepare the Audit Committee Report required by the Rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    * Review the results of each quarterly review by the Independent Accountants before the filing of the Company's Form 10-Q with the Securities and Exchange Commission.

 6. FINANCIAL REPORTING

    The Audit Committee shall:

    * Review, in connection with its review of the annual financial statements, an analysis prepared by management and the Independent Accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

    * Review with the Independent Accountants and management the results of the Independent Accountants' year-end audit, including areas of significant disagreement, if any, between management and the Independent Accountants.

 7. CONTROLS

    The Audit Committee shall:

    * Review with management, the Independent Accountants and the General Auditor their separate opinions as to the adequacy and effectiveness of the Company's system of internal accounting controls, and review with them the Independent Accountants' Annual Report on Internal Controls and management's response thereto.

    * Review the Company's procedures with respect to accounting and financial controls, including changes in auditing and/or accounting principles, practices and procedures.

    * Review with management the Company's major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

 8. FRAUD AND ILLEGAL ACTS

    The Audit Committee shall:

    * Receive and review reports regarding fraud involving senior management and any fraud that causes a material misstatement of the financial statements.

    * Review reports of illegal acts that are not "clearly inconsequential" that have come to the Independent Accountants' attention in the course of their audits. Ensure, in such cases, that management has taken timely and appropriate actions regarding reported illegal acts that could have a material effect on the financial statements.

 9. OTHER RESPONSIBILITIES

    * Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, any material reports or inquiries received from regulators or governmental agencies, and other legal matters as appropriate.

    * Receive reports from the Environmental Health and Safety Policy Committee regarding implementation and compliance with the Company's environmental policies and discuss with management any concerns the Audit Committee may have with regard to the Company's environmental practices.

10. GENERAL POWERS

    The Audit Committee shall conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

    To carry out and effectuate the purposes of the foregoing resolutions, the Audit Committee shall have authority it deems necessary to confer with the Company's Independent Accountants, General Auditor and Officers and to conduct or authorize investigations. The Audit Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee.

------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                          Please mark
                                                          your votes as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 4.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                  WITHHOLD AUTHORITY
        below (except as marked to         to vote for all nominees listed
           the contrary below)                          below
                   [ ]                                   [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
   ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
   NOMINEE'S NAME ON THE LIST BELOW.)

      01 August A. Busch III        02 Carlos Fernandez G.
      03 James R. Jones             04 Andrew C. Taylor
      05 Douglas A. Warner III
   -----------------------------------------------------------------------


                                          FOR       AGAINST        ABSTAIN

   2 - RATIFICATION OF THE 1998           [ ]         [ ]            [ ]
   INCENTIVE STOCK PLAN


   3 - APPROVAL OF AN                     [ ]         [ ]            [ ]
   AMENDMENT TO THE 1998
   INCENTIVE STOCK PLAN

   4 - APPROVAL OF INDEPENDENT            [ ]         [ ]            [ ]
   ACCOUNTANTS


   -----------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 5 THROUGH 10.
   -----------------------------------------------------------------------

                                          FOR       AGAINST        ABSTAIN
   5 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING OPTION EXERCISE
   PRICE

   6 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING SHAREHOLDER
   RIGHTS PLAN

   7 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING BOARD
   COMPOSITION

   8 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING CHAIRMAN OF THE
   BOARD

   9 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING NOMINATION OF
   DIRECTORS

   10 - SHAREHOLDER PROPOSAL              [ ]         [ ]            [ ]
   CONCERNING GENETICALLY
   MODIFIED INGREDIENTS
   -----------------------------------------------------------------------

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


   Signature ______________________________________________

   Signature ______________________________________________

   Dated: _____________________, 2001

   SIGNATURE OF SHAREHOLDER(S)

   (Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
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                    There is NO CHARGE to you for this call.

                                       OR
                                       --

                 2. Vote by Internet at our Internet Address:
                        http://www.proxyvoting.com/bud/

                                       OR
                                       --

       3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.

   -----------------------------------------------------------------------
      IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD
       IN HAND. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.
   -----------------------------------------------------------------------


                              THANK YOU FOR VOTING

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

   PLEASE ADMIT:              ADMISSION TICKET            NON-TRANSFERABLE


                                                  ========================
                                                       CONTROL NUMBER



                                                  ========================

------------------------------------------------------------------------------

------------------------------------------------------------------------------

PROXY                   ANHEUSER-BUSCH COMPANIES, INC.

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at SeaWorld of Florida, 7007 SeaWorld Drive, Orlando, Florida, on April 25, 2001, at 10:00 A.M. local time and at any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1, FOR ITEMS 2, 3, AND 4, AND AGAINST ITEMS 5 THROUGH 10. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

           (Be sure to sign and date the reverse side of this form)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE









 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     FOLD AND DETACH HERE                            FOLD AND DETACH HERE
                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
          April 25, 2001, 10:00 A.M. (local time) at Ports of Call
                at SeaWorld of Florida, 7007 SeaWorld Drive,
                               Orlando, Florida

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                          Please mark
                                                          your votes as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 4.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                  WITHHOLD AUTHORITY
        below (except as marked to         to vote for all nominees listed
           the contrary below)                          below
                   [ ]                                   [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
   ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
   NOMINEE'S NAME ON THE LIST BELOW.)

      01 August A. Busch III        02 Carlos Fernandez G.
      03 James R. Jones             04 Andrew C. Taylor
      05 Douglas A. Warner III
   -----------------------------------------------------------------------


                                          FOR       AGAINST        ABSTAIN

   2 - RATIFICATION OF THE 1998           [ ]         [ ]            [ ]
   INCENTIVE STOCK PLAN


   3 - APPROVAL OF AN                     [ ]         [ ]            [ ]
   AMENDMENT TO THE 1998
   INCENTIVE STOCK PLAN

   4 - APPROVAL OF INDEPENDENT            [ ]         [ ]            [ ]
   ACCOUNTANTS


   -----------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 5 THROUGH 10.
   -----------------------------------------------------------------------

                                          FOR       AGAINST        ABSTAIN
   5 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING OPTION EXERCISE
   PRICE

   6 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING SHAREHOLDER
   RIGHTS PLAN

   7 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING BOARD
   COMPOSITION

   8 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING CHAIRMAN OF THE
   BOARD

   9 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING NOMINATION OF
   DIRECTORS

   10 - SHAREHOLDER PROPOSAL              [ ]         [ ]            [ ]
   CONCERNING GENETICALLY
   MODIFIED INGREDIENTS
   -----------------------------------------------------------------------

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



   Signature _______________________________________________

   Dated: _____________________, 2001

   SIGNATURE OF PLAN PARTICIPANT

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               FOLD AND DETACH HERE

                               [ANHEUSER-BUSCH LOGO]

   -----------------------------------------------------------------------

     TO PARTICIPANTS IN THE ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
                              AND SAVINGS PLANS

       Enclosed with this voting instruction form are the notice and proxy statement for the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. which will be held on April 25, 2001. The number of shares shown on this voting instruction form represents the number of shares with respect to which you are entitled to direct the voting because of your account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, Mellon Investor Services LLC must receive your voting instructions by no later than April 20, 2001. If your voting instructions are not received by April 20, 2001, shares as to which you are entitled to direct voting will be voted by the plan trustee as described in the following paragraph.
       Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. Your share equivalents closely approximate the number of shares as to which you are entitled to direct the voting. If you do not provide voting instructions, the plan trustee will vote shares you are entitled to vote.

       IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THIS VOTING INSTRUCTION FORM. Present the ticket below to the Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the plan trustee can vote these shares as described above.

   -----------------------------------------------------------------------

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

  EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

  PLEASE ADMIT:               ADMISSION TICKET            NON-TRANSFERABLE


                                                  ========================
                                                       CONTROL NUMBER



                                                  ========================

------------------------------------------------------------------------------

------------------------------------------------------------------------------

VOTING INSTRUCTION CARD

                        ANHEUSER-BUSCH COMPANIES, INC.

             THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby directs the Trustee of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (B) TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING HEREAFTER DESCRIBED, in each case with respect to all of the shares of stock for which the undersigned is entitled to direct the voting under these plans. Such votes are to be cast at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at SeaWorld of Florida, 7007 SeaWorld Drive, Orlando, Florida, on April 25, 2001, at 10:00 A.M.
local time and at any adjournments thereof.

    WHEN PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN THE MANNER INDICATED BY THE PLAN PARTICIPANT, AND IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH INSTRUCTIONS FROM THE PLANS' ADMINISTRATIVE COMMITTEE.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                     ------------------------------------
                      YOU CAN VOTE IN ONE OF THREE WAYS:
                     ------------------------------------

     1. Call toll-free 1-800-840-1208 on a touch tone telephone from the US or Canada 24 hours a day - 7 days a week by not later than April 20, 2001.

                      There is NO CHARGE to you for this call.

                                       OR
                                       --

                 2. Vote by Internet at our Internet Address:
      http://www.proxyvoting.com/bud/ by not later than April 20, 2001.

                                       OR
                                       --

    3. Mark, sign and date your voting instruction card and return promptly in the enclosed envelope.
        Mellon Investor Services LLC must receive your executed voting
                                     ----
                instruction card not later than April 20, 2001.

   ------------------------------------------------------------------------
    IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD IN HAND. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner on the reverse side of this form.
   ------------------------------------------------------------------------


                             THANK YOU FOR VOTING

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
        April 25, 2001, 10:00 A.M. (local time) at Ports of Call
                at SeaWorld of Florida, 7007 SeaWorld Drive,
                               Orlando, Florida.

-----------------------------------------------------------------------------

[LOGO] ANHEUSER-BUSCH COMPANIES


                                                               April 6, 2001

Dear Shareholder(s):

The time is approaching for the Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. on April 25, 2001, and our vote tabulator has not received your Proxy.

It is important that your shares be represented at the meeting. PLEASE VOTE IN ONE OF THE THREE WAYS AS DESCRIBED ON THE ATTACHED DUPLICATE PROXY AS SOON AS POSSIBLE.


                                    Sincerely,

                                    /s/ JoBeth Brown
                                    JoBeth G. Brown
                                    Vice President and Secretary

------------------------------------------------------------------------------
                        ANHEUSER-BUSCH COMPANIES, INC.

                                                          Please mark
                                                          your votes as  [X]
                                                          indicated in
                                                          this example

   -----------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 4.
   -----------------------------------------------------------------------

   1 - ELECTION OF DIRECTORS

         FOR all nominees listed                  WITHHOLD AUTHORITY
        below (except as marked to         to vote for all nominees listed
           the contrary below)                          below
                   [ ]                                   [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
   ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
   NOMINEE'S NAME ON THE LIST BELOW.)

      01 August A. Busch III        02 Carlos Fernandez G.
      03 James R. Jones             04 Andrew C. Taylor
      05 Douglas A. Warner III
   -----------------------------------------------------------------------


                                          FOR       AGAINST        ABSTAIN

   2 - RATIFICATION OF THE 1998           [ ]         [ ]            [ ]
   INCENTIVE STOCK PLAN


   3 - APPROVAL OF AN                     [ ]         [ ]            [ ]
   AMENDMENT TO THE 1998
   INCENTIVE STOCK PLAN

   4 - APPROVAL OF INDEPENDENT            [ ]         [ ]            [ ]
   ACCOUNTANTS


   -----------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 5 THROUGH 10.
   -----------------------------------------------------------------------

                                          FOR       AGAINST        ABSTAIN
   5 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING OPTION EXERCISE
   PRICE

   6 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING SHAREHOLDER
   RIGHTS PLAN

   7 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING BOARD
   COMPOSITION

   8 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING CHAIRMAN OF THE
   BOARD

   9 - SHAREHOLDER PROPOSAL               [ ]         [ ]            [ ]
   CONCERNING NOMINATION OF
   DIRECTORS

   10 - SHAREHOLDER PROPOSAL              [ ]         [ ]            [ ]
   CONCERNING GENETICALLY
   MODIFIED INGREDIENTS
   -----------------------------------------------------------------------

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


   Signature ______________________________________________

   Signature ______________________________________________

   Dated: _____________________, 2001

   SIGNATURE OF SHAREHOLDER(S)

   (Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE

                      ------------------------------------
                       YOU CAN VOTE IN ONE OF THREE WAYS:
                      ------------------------------------

   1. Call toll-free 1-800-840-1208 on a touch tone telephone from the US or
                     Canada 24 hours a day - 7 days a week.

                    There is NO CHARGE to you for this call.

                                       OR
                                       --

                 2. Vote by Internet at our Internet Address:
                        http://www.proxyvoting.com/bud/

                                       OR
                                       --

       3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.

   -----------------------------------------------------------------------
      IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD
       IN HAND. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.
   -----------------------------------------------------------------------


                              THANK YOU FOR VOTING

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER'S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

   PLEASE ADMIT:              ADMISSION TICKET            NON-TRANSFERABLE


                                                  ========================
                                                       CONTROL NUMBER



                                                  ========================

------------------------------------------------------------------------------

------------------------------------------------------------------------------

PROXY                   ANHEUSER-BUSCH COMPANIES, INC.

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

    The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at SeaWorld of Florida, 7007 SeaWorld Drive, Orlando, Florida, on April 25, 2001, at 10:00 A.M. local time and at any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1, FOR ITEMS 2, 3, AND 4, AND AGAINST ITEMS 5 THROUGH 10. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

           (Be sure to sign and date the reverse side of this form)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE









 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     FOLD AND DETACH HERE                            FOLD AND DETACH HERE
                               ADMISSION TICKET

                             [ANHEUSER-BUSCH LOGO]


                        ANNUAL MEETING OF SHAREHOLDERS
          April 25, 2001, 10:00 A.M. (local time) at Ports of Call
                at SeaWorld of Florida, 7007 SeaWorld Drive,
                               Orlando, Florida

------------------------------------------------------------------------------

                                     APPENDIX

    Page 27 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.